UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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LAUREATE EDUCATION, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LAUREATE®

2026

PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

PMB 1158, 1000 Brickell Ave, Suite 715
Miami, Florida 33131
April 9, 2026
Dear Stockholder,
We welcome you to join us virtually for the 2026 Annual Meeting of Stockholders of Laureate Education, Inc. (“Laureate”) to be held on Thursday, May 21, 2026, at 10:00 a.m., Eastern Daylight Time. Our virtual meeting format is designed to increase stockholder access and participation, save Laureate and our stockholders time and money, and provide our stockholders with the rights and opportunities to participate in the virtual meeting similar to what they would have at an in-person meeting. You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/LAUR2026.
The attached Notice of 2026 Annual Meeting and proxy statement describe the business that we will conduct at the 2026 Annual Meeting webcast and provide information about us that you should consider when you vote your shares. As set forth in the attached proxy statement, the meeting will be held to:
(1)Elect the nine (9) director nominees named in this Proxy Statement.
(2)Hold an advisory vote to approve named executive officer compensation.
(3)Ratify the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the year ending December 31, 2026.
(4)Approve the Laureate Education, Inc. 2026 Long-Term Incentive Plan.
(5)Transact such other business as may properly come before the 2026 Annual Meeting and any adjournments thereof.
Please carefully read each of the proposals in the accompanying proxy statement before you vote.
Your vote is extremely important regardless of the number of shares you own. Whether or not you plan to attend the 2026 Annual Meeting online, please vote as soon as possible to make sure that your shares are represented. You can vote your shares by telephone, electronically via the Internet or by completing and returning a proxy card or vote instruction form, if you have received one.
On behalf of the entire Board of Directors, I thank you for your continued investment in, and ongoing support of, Laureate.
Sincerely,
Andrew B. Cohen
Chairman of the Board of Directors
The proxy statement is dated April 9, 2026 and is first being made available to stockholders on or about April 9, 2026.

Notice of 2026 Annual Meeting
of Stockholders

Date and Time Thursday, May 21, 2026, at 10:00 a.m., Eastern Daylight Time	Location Online only at www.virtualshareholder meeting.com/LAUR2026
Who Can Vote
The record date for the 2026 Annual Meeting is March 24, 2026. If you held Laureate Education, Inc. stock at the close of business on that date, you are entitled to vote at the 2026 Annual Meeting.

Items of Business
Proposal
(1)Elect the nine (9) director nominees named in this Proxy Statement.
(2)Hold an advisory vote to approve named executive officer compensation.
(3)Ratify the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the year ending December 31, 2026.
(4)Approve the Laureate Education, Inc. 2026 Long-Term Incentive Plan.
Stockholders will also transact any other business that properly comes before the 2026 Annual Meeting and any adjournment.
Voting Methods
Your vote is important. Whether or not you plan to attend the 2026 Annual Meeting online, please vote as soon as possible to make sure that your shares are represented.

INTERNET www.proxyvote.com	TELEPHONE 1-800-690-6903	MAIL Complete, sign, date and return your proxy card (if you received one) in the envelope provided.	ONLINE AT ANNUAL MEETING www.virtualshareholder meeting.com/LAUR2026
A list of the holders of record of our common stock will be available at the 2026 Annual Meeting webcast and, during the 10 days prior to the 2026 Annual Meeting webcast, at the offices of our corporate headquarters located at 601 Brickell Key Drive, Suite 700, Miami, Florida 33131.
BY ORDER OF THE BOARD OF DIRECTORS:
Leslie S. Brush
Senior Vice President, Chief Legal Officer and Secretary
April 9, 2026

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting to be held on May 21, 2026: Our Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

Proxy Statement Summary
2026 Annual Meeting of Stockholders

Date and Time:	May 21, 2026 10:00 a.m., Eastern Daylight Time
Place:	Virtual Meeting via live webcast at www.virtualshareholdermeeting.com/LAUR2026
Record Date:	March 24, 2026
How to Vote Your Shares

INTERNET www.proxyvote.com	TELEPHONE 1-800-690-6903	MAIL Complete, sign, date and return your proxy card (if you received one) in the envelope provided.	ONLINE AT ANNUAL MEETING www.virtualshareholder meeting.com/LAUR2026
Voting Overview

	Proposal Description	Board Vote Recommendation	Page Number with More Information

Proposal 1	Election of nine (9) directors named herein	“FOR” all nominees	2
Proposal 2	Advisory vote on named executive officer compensation	“FOR”	45
Proposal 3	Ratification of the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the year ending December 31, 2026	“FOR”	46
Proposal 4	Approval of the Laureate Education, Inc. 2026 Long-Term Incentive Plan	“FOR”	49
Director Nominees

Name	Position(s)	Age	Director Since

Andrew B. Cohen	Chairman of the Board, Independent Director	54	2013
Julian Coulter	Independent Director Nominee	51	—
William J. Davis	Independent Director	58	2024
Pedro del Corro	Independent Director	68	2017
Aristides de Macedo	Independent Director	70	2023
Barbara Mair	Independent Director	64	2022
George Muñoz	Independent Director	74	2013
Eilif Serck-Hanssen	Director, President and Chief Executive Officer	60	2018
Ian K. Snow	Independent Director	56	2007
This Proxy Statement Summary contains highlights of certain information in this Proxy Statement. Because it is only a summary, it does not contain all of the information that you should consider before voting. Please review the complete Proxy Statement and Laureate’s Annual Report on Form 10-K for additional information.

2026 Proxy Statement 1

Proposal 1:
Election of Directors
At the 2026 Annual Meeting, our stockholders will be asked to elect the nine Director nominees named herein for a one-year term expiring at the next annual meeting of stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal.
Recommendation of our Board of Directors
Our Board of Directors (the “Board of Directors” or “Board”) recommends voting “FOR” the election of each of the Director nominees named herein as directors, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2027 and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.
Each proxy or vote instruction form will be voted for the election of each of the Director nominees named herein as directors, unless the proxy contains contrary instructions. Shares of common stock represented by proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the size of the Board of Directors will be fixed at a lower number.
Our directors are elected by a plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.
Nominees for Election to the Board of Directors
Our Board of Directors has nominated nine persons to stand for election at the 2026 Annual Meeting and to hold office until the next annual meeting of stockholders. All nominees are currently Directors elected at the 2025 Annual Meeting, except for Mr. Coulter, who is a new Director nominee.
The Nominating and Corporate Governance Committee has recommended the nominees for nomination by the Board of Directors after an evaluation of the size and composition of the Board and a review of each member’s skills, experience, and independence. Our Board of Directors believes that each of the nominees brings strong skills, background, experience and expertise to the boardroom, giving the Board as a group the appropriate balance of skills needed to exercise its oversight responsibilities and composition that aligns with our long-term strategy. The Board further believes that diversity with respect to gender, race and ethnicity, background, professional experiences and perspectives are important elements in the Board selection process. Our Board also recognizes the importance of Board refreshment to ensure that it benefits from fresh ideas and perspectives.
We believe that we have an effective process in place for seeking out, evaluating and recommending potential candidates for election to the Board. The Board recognizes the importance of evaluating Board refreshment within the context of our overall business strategy and current operations. The Nominating and Corporate Governance Committee regularly considers the size and composition of the Board by considering the diversity, background, experience, and tenure of our Board members. Discussions were held throughout the year covering Director tenure and the skill sets represented by the current Directors and in consideration of the need to add new members with unique expertise and experiences that the Nominating and Corporate Governance Committee and the Board believe will benefit the Company and the Board as a whole.
As a result of this process, the Nominating and Corporate Governance Committee with the assistance and recommendation of the Company’s CEO, has determined to recommend, and the Board to nominate, Julian Coulter for election as Director at the 2026 Annual Meeting. We believe that Mr. Coulter’s expertise in marketing, digital strategy and commercial operations in technology and consumer-facing industries makes him well-qualified to serve on our Board. The Board expects Mr. Coulter to bring a fresh perspective and add skills and experience to help the Board effectively oversee management and to implement the Company’s long-term strategy.

2 Laureate Education, Inc.

Kenneth W. Freeman and Dr. Judith Rodin are not nominees for reelection and will conclude their service as Directors at the 2026 Annual Meeting. The Board extends its sincere appreciation to Mr. Freeman and Dr. Rodin for their many years of dedication, thoughtful leadership and valuable contributions as Directors of our Company. Their service has been instrumental in strengthening the Company’s governance and advancing our strategic and operational objectives.
The names of the nominees for election to the Board of Directors and certain information about such nominees are set forth below. All Directors nominated are independent except for Mr. Serck-Hanssen. For information concerning the number of shares of common stock beneficially owned by each nominee, see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Andrew B. Cohen Chairman, Independent Director

Age: 54
Director since: 2013
Chairman since: September 2024
Vice Chairman: May 2023 to August 2024
Committees:
• Compensation
• Nominating and Corporate Governance
Current U.S. Public Company Boards:
• None
Prior U.S. Public Company Boards (past five years):
• Republic First Bancorp, Inc.

Mr. Cohen is the Chief Investment Officer and Co-Founder of Cohen Private Ventures, LLC, which invests long-term capital, primarily in direct private investments and other opportunistic transactions, and manages family office activities, on behalf of Steven A. Cohen and his family. From 2002 to 2005 and from 2010 to 2014, Mr. Cohen was an analyst and portfolio manager at S.A.C. Capital Advisors, L.P., an investment management firm and the predecessor to Cohen Private Ventures, LLC. From 2005 to 2009, Mr. Cohen was a Managing Director and Partner of Dune Capital Management LP, an investment management firm. Mr. Cohen began his career at Morgan Stanley, where he was an analyst in the real estate department and principal investing group (MSREF) and then an associate in the mergers and acquisitions group after business school. Mr. Cohen is the Vice Chairman, member of the Board of Directors and a minority owner of the New York Mets Baseball Club. He serves on the Board of Directors and is Chair of the Finance and Audit Committee of the PGA TOUR. Mr. Cohen also is a member of the National Advisory Board of the Johns Hopkins Berman Institute of Bioethics, a trustee and member of the investment committee of The Gilman School, and a member of the TGL Board of Governors, representing the New York team. Mr. Cohen earned a B.A. from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

Julian Coulter Independent Director Nominee

Age: 51 Director since: — Current U.S. Public Company Boards: • None Prior U.S. Public Company Boards (past five years): • None
Mr. Coulter has more than 20 years of experience across marketing, digital strategy and commercial operations in technology and consumer-facing industries. Mr. Coulter has served as the Managing Director, Food, Beverages & Restaurants at Google, Inc., a global technology company, since November 2025, and held various leadership positions from 2018 to 2025 at Google in Mexico and Peru, including Managing Director, Google Mexico from April 2023 to November 2025 and Country Director, Google Mexico from April 2020 to April 2023. Mr. Coulter has also held several other international digital strategy and commercial operations leadership positions, including at Sony Corporation, a media technology company, from 2017 to 2018, and SABMiller, a multinational beverage company, from 2009 to 2016. From 2019 to 2025, Mr. Coulter served as a Board Member of Delosi, S.A., an operator of international restaurant franchises including Starbucks and Burger King. Mr. Coulter earned a B.A. in Economics from Trinity College Dublin and an M.B.A. from Harvard Business School.

2026 Proxy Statement 3

William J. Davis Independent Director

Age: 58 Director since: 2024 Committees: • Audit and Risk Current U.S. Public Company Boards: • None Prior U.S. Public Company Boards (past five years): • None
Mr. Davis is the Chief Executive Officer of ABC Fitness Solutions, LLC, a provider of technology and related services for the fitness industry, which he joined in 2019. Before then, Mr. Davis was the Chief Financial Officer of Paycor, Inc., a payroll and human capital management solution provider, from 2017 to 2018, and Chief Financial Officer of Blackboard, Inc., a global enterprise education technology provider, from 2012 to 2016. Additionally, Mr. Davis was Chief Financial Officer of Veradigm, Inc. (formerly Allscripts Healthcare Solutions), a healthcare information technology provider, from 2002 to 2012, and of Lante Corporation, a technology consulting firm, from 1999 to 2002. From 1991 to 1999, Mr. Davis was a member of the Technology Group of PricewaterhouseCoopers LLP. Mr. Davis currently serves on the Boards of Directors of ABC Fitness Solutions, Eptura, Inc., The Jack & Jill Late Stage Cancer Foundation and the Health & Fitness Association (HFA), and is Vice Chairman of the Board of Trustees of the University of Cincinnati Foundation. Previously, he was a Board member and Audit Committee Chair of Catamaran Corporation. Mr. Davis is a certified public accountant and earned a Bachelor’s degree in Accounting from the University of Cincinnati and an M.B.A. from Northwestern University.

Pedro del Corro Independent Director

Age: 68 Director since: 2017 Committees: • Compensation • Education Current U.S. Public Company Boards: • None Prior U.S. Public Company Boards (past five years): • None
Mr. del Corro is a member of Torreal, S.A., one of the largest private investment firms in Spain. He joined Torreal in 1990 and is currently a Senior Advisor and Member of the Family Counsel. Prior to joining Torreal, Mr. del Corro held various positions with Procter & Gamble in Spain, Belgium, the United Kingdom and Portugal. Mr. del Corro currently is a director of each of Talgo, S.A., Nueva Compañía de Inversiones, S.A., and Torreal Sociedad de Capital Riesgo, S.A., Inversiones Naira Sicav, S.A., and Austral Capital SIL, S.A. Mr. del Corro earned a law degree from the Universidad de Deusto and a business administration degree from ICADE Business School — Universidad Pontificia de Comillas.

Aristides de Macedo Independent Director

Age: 70 Director since: 2023 Committees: • Audit and Risk • Education Current U.S. Public Company Boards: • None Prior U.S. Public Company Boards (past five years): • None
Mr. de Macedo has more than 30 years of international business experience in Latin America. Mr. de Macedo previously served as the Chief Executive Officer of Grupo Salud Del Perú SAC, a health services start-up, from 2010 to 2011, and held various executive positions with Kraft Foods Inc., including as President of Kraft Andean from 2007 to 2009, President of Kraft Brasil from 2003 to 2006, General Manager of Kraft Venezuela from 2001 to 2003, and General Manager of Kraft Peru from 1999 to 2001. Mr. de Macedo has served on various public and private boards of directors in Latin America and currently serves as a director of Alicorp S.A.A., a Peruvian consumer goods company, since 2010, and Grupo Vazquez, an Ecuadorian company operating in diversified sectors including automotive, retail and insurance, since 2020. Additionally, Mr. de Macedo served as the independent Chairman of the Board of Directors of Universidad Peruana de Ciencias Aplicadas, a Laureate university, from 2015 to April 2023, after becoming a director in 2012. Mr. de Macedo earned a B.A. in business administration from Fundação Getulio Vargas (Brazil).

4 Laureate Education, Inc.

Barbara Mair Independent Director

Age: 64 Director since: 2022 Committees: • Audit and Risk • Education (Chair) Current Public Company Boards: • None Prior U.S. Public Company Boards (past five years): • None
Ms. Mair has been a Partner of Smart Force, a provider of digital business solutions, since 2019. Before then, Ms. Mair was a Partner of Workforce Digital, a robotic process automation company, from 2018 to 2019 and a Partner in Muktek, a provider of coding bootcamp programs, from 2017 to 2019. From 2012 to 2015, Ms. Mair served as the Chief Executive Officer of Universidades Aliat, a network of universities in Mexico, where she first joined as Chief Operating Officer in 2011. Before then, Ms. Mair served as a Partner of Medida y Compas S.C., a strategic consulting firm, from 2003 to 2010, and she held general manager roles at HP from 2002 to 2003 and at Compaq Computer Corporation from 1993 to 2002. Ms. Mair began her career at Unisys, where she held various systems, marketing, and sales management positions from 1984 to 1993. Ms. Mair has served on various public, private and nonprofit boards of directors in Mexico since 2001. Ms. Mair earned a B.A. from Dartmouth College and a Masters of Technology in Education from University of British Columbia.

George Muñoz Independent Director

Age: 74
Director since: 2013
Committees:
• Audit and Risk (Chair)
• Compensation
Current U.S. Public Company Boards:
• Altria Group, Inc.
Prior U.S. Public Company Boards (past five years):
• Marriott International, Inc.
• Anixter International, Inc.

Mr. Muñoz has been a Principal in the Washington, D.C.-based investment banking firm Muñoz Investment Banking Group, LLC since 2001. Mr. Muñoz also has been a Partner in the Chicago-based law firm Tobin & Muñoz, LLC since 2002. Mr. Muñoz served as the President and Chief Executive Officer of the Overseas Private Investment Corporation from 1997 to 2001. Mr. Muñoz was the Chief Financial Officer and Assistant Secretary of the U.S. Treasury Department from 1993 to 1997. Mr. Muñoz is a certified public accountant and an attorney. Mr. Muñoz served three terms as President of the Chicago Board of Education in the mid-1980s. Mr. Muñoz has taught courses in globalization at Georgetown University and is co-author of the book “Renewing the American Dream: A Citizen’s Guide for Restoring of Competitive Advantage.” Mr. Muñoz currently is a director of Altria Group, Inc. and a Trustee of the National Geographic Society, and served as a director of Marriott International, Inc. from 2002 to 2023 and Anixter International, Inc. from 2004 to 2020. Mr. Muñoz earned a B.B.A. from the University of Texas, a J.D. and a Master of Public Policy from Harvard University, an LL.M. in Taxation from DePaul University, and a Master of Arts (Theology) from Catholic Distance University.

2026 Proxy Statement 5

Eilif Serck-Hanssen President and Chief Executive Officer, Director

Age: 60 Director since: 2018 Committees: • None Current U.S. Public Company Boards: • None Prior U.S. Public Company Boards (past five years): • None
Mr. Serck-Hanssen has served as our Chief Executive Officer since January 2018 and became our President in July 2019. From March to December 2017, Mr. Serck-Hanssen served as our President and Chief Administrative Officer as well as our Chief Financial Officer. From 2008 to March 2017, Mr. Serck-Hanssen served as our Executive Vice President and Chief Financial Officer. Before joining the Company, Mr. Serck-Hanssen served as Chief Financial Officer and President of International Operations at XOJET, Inc. and was part of the team that founded premium airline, Eos Airlines, Inc., where he served Executive Vice President and Chief Financial Officer. Prior to starting Eos Airlines, Mr. Serck-Hanssen served in several executive positions at US Airways, Inc. (now American Airlines, Inc.) and Northwest Airlines, Inc. (now Delta Airlines, Inc.), including serving as a Senior Vice President and Treasurer of US Airways, Inc. Before joining the airline industry, Mr. Serck-Hanssen spent over five years with PepsiCo, Inc. in various international locations and three years with PricewaterhouseCoopers LLP (formerly Coopers & Lybrand Deloitte) in London. He is an Associate Chartered Accountant (ACA) and a member of the Institute of Chartered Accountants in England and Wales. Mr. Serck- Hanssen earned a B.S. in civil engineering from the Western Norway University of Applied Sciences, a B.A. in management science from the University of Kent at Canterbury (United Kingdom), and an M.B.A. from the University of Chicago Booth School of Business.

Ian K. Snow Independent Director

Age: 56 Director since: 2007 Committees: • Compensation (Chair) • Nominating and Corporate Governance Current U.S. Public Company Boards: • None Prior U.S. Public Company Boards (past five years): • None
Mr. Snow is Chief Executive Officer and a Co-Founding Partner of Snow Phipps Group, LLC (“Snow Phipps”), a private equity firm. Prior to the formation of Snow Phipps in April 2005, Mr. Snow was a Managing Director at Ripplewood Holdings L.L.C., a private equity firm, where he worked from its inception in 1995 until March 2005. He currently serves as a director of each of the following private companies in which Snow Phipps holds an equity interest: Blackhawk Industrial Distribution, Inc., ECRM, LLC, and Teasdale Foods, Inc. From 1996 until 2007, Mr. Snow served as a member of the Board of Directors of Asbury Automotive Group, Inc. (and, from 2006 until 2007, a member of its Audit Committee). Mr. Snow earned a B.A. from Georgetown University.

6 Laureate Education, Inc.

Corporate Governance
Director Independence
Pursuant to our Corporate Governance Guidelines, our Board of Directors evaluated the independence of all Directors nominees based on the Nasdaq definition of independence. The Nasdaq rules require that determinations regarding the independence of directors are made by the boards of directors of listed companies. The Nasdaq rules characterize an independent director as a director who is not an executive officer or employee of the company and who does not have a relationship that, in the opinion of the board of directors, would interfere with exercising independent judgment in carrying out a director’s responsibilities. The Nasdaq rules also contain certain categorical standards that serve as prohibitions against directors with certain specified relationships being considered independent.
After careful review of the information provided by each director and nominee whose independence was being evaluated, and upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors affirmatively determined that all of the Director nominees are independent under Nasdaq rules for purposes of serving as a Director, except for Mr. Serck-Hanssen, our President and Chief Executive Officer (“CEO”).
Board Composition
As documented in the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee takes into account a candidate’s experience, integrity, expertise, diversity, independence, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties in evaluating candidates who may be able to contribute to the Board as a whole — all in the context of an assessment of the perceived needs of the Board at that point in time. While the Company does not have a stand-alone diversity policy in place, and the Board does not make any particular weighting of diversity or any other characteristic when evaluating director nominees, the Board believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. We believe that our current directors embody a diverse range of viewpoints, professional experiences, skills and backgrounds, in addition to high standards of personal and professional ethics and valuable knowledge of our business and our industry.
Board Leadership Structure
Our Board of Directors currently is led by an independent director, Andrew B. Cohen, Chairman of the Board. Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This flexibility allows our Board to decide, from time to time, in its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interest of the stockholders, whether the two roles should be combined or separated. Our Board separated the roles of Chairman of the Board and CEO in 2018. Our Board of Directors believes that this leadership structure, as shown below, effectively allocates authority, responsibility and oversight between management and members of our Board of Directors and that our stockholders are best served with this structure in place.

Chairman of the Board	President and CEO

Primary Responsibilities
•Focuses on Board oversight, functioning and governance matters
•Presides at Board and meeting
•Reviews and approves Board agenda
•Provides advice and counsel to the President and CEO

Primary Responsibilities
•Leads the Company’s business and is responsible for the Company’s short- and long-term performance
•Leads the development and execution of the Company’s strategy
•Cultivates and advances the Company’s culture and values
•Evaluates and develops the Company’s executive leaders and succession plans

2026 Proxy Statement 7

Board Attendance
During 2025, our Board of Directors held six meetings, and its committees collectively held 24 meetings. All of our current Directors attended at least 75% of Board and applicable committee meetings in 2025. Directors are expected to attend all Board and Committee meetings, as well as our annual meeting of stockholders. Each current Director attended the 2025 annual meeting of stockholders.
Board Committees
To support effective corporate governance, our Board of Directors delegates certain responsibilities to its committees, who report on their activities to the Board. Our Board has four standing committees: an Audit and Risk Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Education Committee. The current members and chairs of our committees, the number of meetings held in 2025 and the principal functions of each committee are shown below. Each member is independent under the Nasdaq listing standards, as well as applicable Securities and Exchange Commission (“SEC”) rules for Board and committee service.
Each committee has a charter setting forth its roles and responsibilities. Those charters can be found on our website at http://investors.laureate.net under “Governance.”

Director	Audit and Risk	Compensation	Nominating and Corporate Governance	Education

Andrew B. Cohen		M	M
William J. Davis	M*
Pedro del Corro		M		M
Aristides de Macedo	M			M
Kenneth W. Freeman		M	M	M
Barbara Mair	M			C
George Muñoz	C*	M
Dr. Judith Rodin			C	M
Eilif Serck-Hanssen
Ian K. Snow		C	M
Number of meetings during 2025	9	6	5	4
C – Chair    M – Member    * Audit committee financial expert
Audit and Risk Committee Key Responsibilities:
•Monitors the Company’s financial reporting processes and internal controls over financial reporting
•Reviews the Company’s annual audited and quarterly financial statements and earnings releases
•Appoints, evaluates and approves compensation of the Company’s independent registered public accounting firm
•Receives reports from the Company’s head of internal audit on the annual audit plan, scope of work, and the results of internal audits
•Oversees the Company’s ethics and compliance program and receives reports from the Company’s chief ethics & compliance officer on such activities
•Oversees risk assessment and risk management policies and major financial and enterprise risk exposures and steps management is taking to monitor and control such risks, including strategic, operational, legal, regulatory and cybersecurity risks

8 Laureate Education, Inc.

•Reviews with the Company’s chief legal officer litigation matters, government investigations and compliance with legal requirements
•Reviews and approves any related-party transactions
The Board of Directors has determined that each member of the Audit and Risk Committee has sufficient knowledge in financial and auditing matters under Nasdaq rules and that each of Messrs. Muñoz and Davis is an “audit committee financial expert” as defined by the SEC.
Compensation Committee Key Responsibilities:
•Reviews and approves the Company’s overall compensation philosophy, policies and plans
•Reviews and approves the compensation for the Company’s CEO and other executive officers
•Reviews and approves the establishment and terms of the Company’s incentive and equity compensation plans, and administers such plans
•Approves grants of equity awards to eligible individuals under the Company’s equity plan
•Reviews and approves senior executive employment contracts, change-in-control provisions, severance arrangements, and material amendments thereto
•Monitors and assesses the risks associated with the Company’s compensation policies
•Reviews and discusses with management the Company’s Compensation Discussion and Analysis
•Annually reviews non-employee director compensation and recommends changes, when relevant, to the Board
Nominating and Corporate Governance Committee Key Responsibilities:
•Establishes criteria for selecting director candidates and identifies individuals qualified to become directors, as needed
•Recommends to the Board of Directors candidates for election to the Board
•Considers committee member qualifications, appointment and removal
•Provides oversight of the annual evaluation of the Board of Directors and each committee
•Reviews and recommends to the Board the composition and size of the Board
•Reviews and recommends to the Board changes to the Company’s certificate of incorporation and bylaws as needed
•Reviews the Company’s strategy, initiatives, policies, practices and reporting relating to environmental, social and governance matters and the Company’s public benefit corporation obligations
•Reviews the Company’s Corporate Governance Guidelines at least annually and recommends any proposed changes to the Board for approval
Education Committee Key Responsibilities
•Reviews the Company’s education strategy, offerings, policies and procedures in furtherance of the Company’s mission and strategic plan
•Reviews the status of certification, accreditation and quality assurance reviews
•Reviews analyses of data measuring quality and effectiveness
•Receives reports from management on the development and implementation of academic programs, certificates, degrees, student experience and outcomes, technology infrastructure, partnerships, faculty development and products or services
•Reviews and discusses with management development and deployment of online, hybrid and distance learning

2026 Proxy Statement 9

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines, which is available on our website at http://investors.laureate.net under “Governance.” These guidelines address, among other items, the qualifications and responsibilities of our directors and director nominees, the structure and composition of our Board of Directors and corporate governance policies and standards applicable to us in general.
Code of Conduct and Ethics
We have adopted a code of conduct and ethics (the “Code of Conduct”) that applies to all of our employees, directors, officers, and full- and part-time employees and faculty. Our Code of Conduct and related policies outline requirements related to our ethical standards, conflicts of interest, employee trading activities, whistleblowing responsibilities and protections, anti-bribery and corruption controls, privacy, data security, and sanctions and trade control laws. We perform ongoing training and awareness activities to ensure these policies and requirements are well understood across the organization. This includes mandatory ethics and compliance training and certifications for all employees and onboarding sessions held with new hires.
We encourage our employees, faculty members, students and others to ask questions or raise concerns related to our Code of Conduct, potential violations or other ethics or compliance issues. We have a zero tolerance, non-retaliation policy. Our 24-hour reporting hotline is administered through a third-party to offer anonymity to anyone reporting such issues. Information about our whistleblower policy and practices are included in the Code of Conduct. All reports, which are reviewed by the Audit and Risk Committee each quarter, are investigated promptly, thoroughly and fairly, and appropriate action is taken whenever necessary.
The Code of Conduct is available on our website at http://investors.laureate.net under “Governance.” If we ever were to amend or waive any provision of the Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, under applicable SEC rules with respect to any such waiver or amendment by posting such information on our website at http://investors.laureate.net rather than by filing a Current Report on Form 8-K.

10 Laureate Education, Inc.

Board and Committee Oversight of Risk Management
We are committed to Board-level oversight of risk management. Our Board of Directors is responsible for assessing the most significant risks facing the Company and overseeing and regularly reviewing management’s plans and actions directed toward the mitigation and/or elimination of such risks in order to support the achievement of growth and business objectives within acceptable risk levels. Our Board of Directors’ role in risk oversight of the Company is consistent with the Company’s leadership structure, with the President and CEO and other members of our executive leadership team having responsibility for assessing and managing the Company’s risk exposure and our Board of Directors and its committees providing oversight in connection with those efforts. Our Board of Directors exercises these responsibilities regularly as part of its meetings and also through its committees, each of which examines various components of risk as part of its responsibilities and provides regular reports to the Board regarding matters reviewed at their committee. Our CEO, executive leadership team and other members of our management regularly report to the Board and its committees to discuss risk management and mitigation. These reports assist in the Board’s oversight of risk management and the ongoing evaluation of management controls. We believe the division of risk management responsibilities described below provides an appropriate framework for evaluating and addressing the risks facing us and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committees and non-executive Chair, to exercise effective oversight of the actions of management.

Board

• Significant risks • Risks not overseen by specific committees

Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee	Education Committee

•Risk-related processes and assessments related to major financial and enterprise risk exposures including strategic, operational, legal, regulatory and cybersecurity risks
•Financial, internal controls and other accounting and reporting risks
•Compliance and legal risks
	•Compensation programs and policies for the Company and its executives •Executive compensation risk assessment	•Corporate governance principles •Environmental, social and governance activities	•Accreditation, academic quality, student experience and outcomes, and faculty development

•Executive leadership and senior management interaction •Annual enterprise risk management assessment and quarterly risk management updates

Executive Leadership and Senior Management

While our Board of Directors and its committees oversee key risk areas, the Company’s executive leadership team is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies.
We have developed a consistent, systemic and integrated approach to risk management, including the enterprise risk management program, to help determine how best to identify, manage and mitigate significant risks throughout the Company. Management undertakes a regular review of a broad set of risks across our business and operations to identify, assess, manage and monitor existing and emerging threats and opportunities, taking into account short-term, intermediate-term and long-term risks and how fast risks may affect the Company. Members of senior management are assigned to key risks to ensure that adequate risk response plans are in place and executed to proactively manage such risks. Management regularly reports to our Board of Directors and its committees on a variety of risks, including strategic, operational, financial, legal, regulatory and cybersecurity risks, and the efforts of management to address and mitigate such risks.

2026 Proxy Statement 11

Cybersecurity and Information Security Oversight
Cybersecurity is an integral part of risk management at Laureate. Our Board has established oversight mechanisms to ensure effective governance in managing cybersecurity risks because we recognize the significance of these threats to our operational integrity and stakeholder confidence. We have implemented processes for overseeing, identifying and managing material risks from cybersecurity threats and have integrated cybersecurity risk management into our broader risk management framework to promote a company-wide culture of cybersecurity risk management. In connection with its oversight of assessment and risk management, the Audit and Risk Committee meets with our Chief Operating Officer (“COO”) and Chief Information Security Officer (“CISO”) on a quarterly basis to review cybersecurity and information security risk management and implications, and our COO and CISO present cybersecurity matters to the Board at least annually.
Systems and process monitoring are essential components of our cybersecurity risk management and information security programs. We utilize industry standard tools and procedures to monitor the information security of systems, networks and information assets, regardless of geographic location, and have implemented key policies and procedures, including but not limited to cybersecurity threat detection and analysis, a defined framework for materiality determination and a reporting-up process to support timely disclosure of a material event, if required. In addition, we have defined key roles and responsibilities within our organization to handle material cybersecurity incidents. A comprehensive incident response plan is utilized for any threat activities identified, including timely containment, analysis, remediation, and communication, and is also applicable to third parties with access to our information systems or assets. We have implemented security programs, such as mandatory cybersecurity awareness training for all our employees, simulated phishing emails and tabletop exercises, that are strategically designed and continuously updated to address evolving cybersecurity threats and latest industry trends. These programs, which are held multiple times a year, allow our employees to both identify and address material cybersecurity incidents, utilizing our comprehensive incident response plan.
For more information regarding our cybersecurity risk management, strategy and governance practices, please see “Part I, Item 1C. Cybersecurity” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”).
Succession Planning
One of the most important duties of our Board is to ensure continuity in our senior leadership by overseeing the retention and development of executive talent and planning for the effective succession of our CEO and the executive leadership team. To ensure that the succession planning and leadership development process supports and enhances our long-term strategic objectives, the Board consults at least annually with our CEO and Senior Vice President, People and Culture on the skills and experience necessary to help achieve our business goals, our organizational needs, our leadership pipeline, the succession plans for critical leadership positions, and our talent development and leadership initiatives. Talent and leadership development, including succession planning, is a top priority of our CEO and the senior executive team. Our CEO seeks input from members of our Board regarding candidates for executive positions and other key roles.
Commitment to Impact
Our mission has always been to expand access to high-quality higher education, reflecting our identity as a purpose and impact-driven organization. Central to our ongoing impact strategy is ensuring that our operations deliver on the promise of both expanded access and academic quality. A central belief throughout our history is that the more focused we are on generating market-leading outcomes for students, the better the business performs.
We remain sharply focused on understanding the impact of the student experience – from pre-enrollment through to post-graduation. Our impact is most clearly observed in graduation rates, employability upon graduation, and the overall student experience. This is consistent with the belief upon which Laureate was founded – ‘When our students succeed, countries prosper and society benefits.’

12 Laureate Education, Inc.

We are committed to operating with the highest ethical standards, promoting strong student outcomes, ensuring transparent communication with all stakeholders, actively engaging with our communities, and sustaining an unwavering determination to create positive impact and deliver on our promises. As with all companies, our impact reporting practices continue to evolve, and we are proactively preparing for future reporting requirements.
Across Laureate, the measurement and reporting of impact – along with associated risk management – are coordinated across a matrix of governance structures. This approach is overseen by our Board of Directors and executive leadership, including the President and CEO, ensuring accountability at the highest levels.
Our Board’s Nominating and Corporate Governance Committee has formal oversight of our environmental, social and governance, or ESG, strategy, initiatives, policies, practices, and reporting – including programs addressing corporate social responsibility, our public benefit corporation obligations, and environmental sustainability. In addition, our Board’s Education Committee is responsible for our education strategy, offerings, policies, and procedures, aligned with our mission to expanding access to quality education in the communities we serve.
Key structures that support comprehensive oversight, transparency, and leadership of our impact include several management committees:
•Impact Committee – focuses on operational coordination of impact priorities across the company, at the country and institutional levels, including sharing best practices and aligning metrics for consistent measurement and reporting.
•Academic Quality Committee – dedicated to identifying and monitoring academic outcomes, managing regulatory and accreditation obligations, and fostering collaboration across institutions.
•Ethics and Compliance Committee – monitors internal reports, manages risks, oversees mandatory training and education, reviews policies, and strengthens accountability throughout the Company.
For over 25 years, we have upheld a strong commitment to positive impact in the communities we serve. This long-standing dedication spans our efforts to expand educational access, ensure academic quality, improve student outcomes, and foster community engagement. Today, we maintain a robust impact oversight structure and have published an annual impact summary since 2014 to transparently report our progress. As of 2022, these reports align with the United Nations Sustainable Development Goals (SDGs). Our disclosures now incorporate the Sustainability Accounting Standards Board (SASB) standards, reinforcing our commitment to recognized global frameworks and to a sustainable, equitable future.
You can read more about our impact highlights on our website at Laureate.net/impact. Information contained on our website is not incorporated by reference herein and is not a part of this Proxy Statement.

2026 Proxy Statement 13

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our compensation philosophy, objectives, material elements of compensation, and the factors and process used in making compensation decisions with respect to our fiscal year 2025 named executive officers (“NEOs”) listed below.

NEOs	Title

Eilif Serck-Hanssen	President and Chief Executive Officer
Richard M. Buskirk	Senior Vice President and Chief Financial Officer
Leslie S. Brush	Senior Vice President, Chief Legal Officer and Secretary
Marcelo Barbalho Cardoso	Executive Vice President and Chief Operating Officer
The discussion regarding the 2025 compensation of our NEOs is divided into four sections.

Page:

Executive Summary	14
Compensation Governance	15
Executive Compensation Program	16
Policies and Other Considerations	24
Executive Summary
Our commitment to outstanding performance drove strong financial results in 2025, with continued revenue growth and margin expansion. In 2025, new enrollments increased 8%, and total enrollments were up 5% compared to the prior fiscal year, bringing our total enrollments in Mexico and Peru to approximately 498,000 at year end. On a reported basis, revenue increased 9% to $1,701.9 million, operating income was $431.1 million and net income for the year was $283.8 million. These results were achieved under the leadership of our NEOs and reflect successful execution of our strategies of simplification, focus, growth, and operational efficiency, while delivering on our commitment to academic quality and successful student outcomes.
In addition to favorable financial results, our strong balance sheet and high free cash flow generation allowed us to return approximately $217 million to stockholders in 2025 through our stock buyback program underscoring our ongoing commitment to stockholder value creation.
We believe that our executive compensation program is straightforward, consistent, and effective. The primary focus of our compensation philosophy is to pay for performance. We believe that our programs are effectively designed, align with the interests of our stockholders and are instrumental to achieving our business strategy and key financial objectives. Our programs also have the flexibility to incorporate stockholder feedback, changes in our operations and strategy and evolving compensation practices that are consistent with our compensation philosophy and serve the interests of our stockholders.
We exceeded our 2025 financial goals set in our annual incentive plan program, which resulted in an average payout of 126% of target bonus to our NEOs. We also achieved or exceeded the 2025 targets under our performance share unit grants. For further details regarding 2025 compensation outcomes, see “— Executive Compensation Program,” “— Annual Incentive Plan — 2025 AIP Outcomes,” and “— Long-Term Incentive Plan: Stock-Based Compensation — 2025 PSU Outcomes.”
The Compensation Committee believes that the 2025 compensation of our NEOs is commensurate with our size and performance, the significant scope of their roles and responsibilities, and their strong leadership.

14 Laureate Education, Inc.

Compensation Governance
Highlights of Governance and Design Feature
We are committed to sound executive compensation policies and practices, as highlighted in the following table.

What we do:

✓	Align pay with performance
✓	Award annual incentive compensation subject to the achievement of pre-determined performance goals
✓	Incorporate multiple performance metrics within our variable pay components
✓	Set challenging performance objectives
✓	Incorporate payout caps for performance-based incentives
✓	Consider guidance from an independent compensation consultant
✓	Maintain stock ownership guidelines for senior executives
✓	Maintain an executive severance policy
✓	Maintain a clawback policy

What we do NOT do:

X	Guarantee bonus payouts
X	Provide excessive executive perquisites
X	Accelerate vesting of equity awards for retirement
X	Provide for change in control tax gross-ups
X	Provide supplemental executive retirement or medical plans
X	Offer payment of dividends for unvested equity awards
X	Allow any hedging or pledging transactions

Pay Governance Process
The Compensation Committee is actively engaged in the compensation process to ensure appropriate compensation governance. The majority of compensation earned by our NEOs is a function of corporate financial and operational performance and individual performance against pre-established goals. Our executive officers have line of sight and considerable impact on the achievement of these goals. Our Compensation Committee, CEO and management, in consultation with the Compensation Committee’s independent compensation consultant, ensure thorough oversight regarding the amount and form of executive compensation via the following pay governance processes:

Role	Management	Chief Executive Officer	Compensation Committee	Independent Compensation Consultant

Set CEO Target Compensation	–	–	Approve	Advise
Set Other NEO Target Compensation	–	Recommend	Approve	Advise
Design Cash and Equity Incentive Programs (Metrics, Targets and Award Opportunities)	Develop	Recommend	Approve	Advise
Authorize Equity Grants and Cash Incentive Payouts	Recommend	Review	Approve	Review

2026 Proxy Statement 15

Independent Compensation Committee Consultant
The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant since 2019. Meridian reports directly to the Compensation Committee and does not provide any other services to the Company. Upon assessment of independence pursuant to SEC rules, the Compensation Committee concluded that no conflict of interest arose from this relationship.
In its capacity as the Compensation Committee’s independent compensation consultant, Meridian provides the Compensation Committee with advice regarding the design of our executive compensation program; provides market reviews of compensation levels for our NEOs; reviews and provides an annual assessment of the material risks associated with our compensation programs and policies; provides expert knowledge of regulatory developments and best practices relating to executive compensation and competitive pay levels; reviews and provides an assessment of recommendations regarding the compensation of the NEOs (including our CEO); and regularly attends and actively participates in meetings of the Compensation Committee, including executive sessions.
Consideration of Non-Binding Advisory Stockholder Vote on Compensation
In making executive compensation determinations, the Compensation Committee also considers the results of the non-binding, advisory stockholder votes on our executive compensation program. Our stockholders approved our executive compensation program with 96.6% of votes cast for the say-on-pay proposal in our 2025 Proxy Statement. The Compensation Committee is mindful of our stockholders’ endorsement of the Compensation Committee’s past decisions and policies and has maintained its general approach to executive compensation for decisions made to date. The Compensation Committee will continue to consider the results from this year’s and future advisory stockholder votes regarding our executive compensation program.
Executive Compensation Program
Compensation Philosophy, Strategy and Principles
We design motivational incentives for our leaders to align their interests with three main priorities that are also important to our investors:
•value creation and delivery through superior operating performance;
•a clear emphasis on long-term organizational financial stability and viability; and
•securing and safeguarding the talent to manage and continue to achieve our stated business objectives.
We use a diverse set of equity and cash incentives realizable upon achievement against performance targets. Each incentive is selected to encourage the right behaviors and results for our success in the near- and long-term. Additionally, our program provides our Compensation Committee the flexibility to reward individual performance not reflected in pre-established performance goals, including to reward contributions to special Company initiatives and expanded responsibilities. Moreover, our program discourages our executives from taking excessive risk and encourages them to model, in an ethical way, our values, culture and mission, which is to expand access to quality higher education to make the world a better place.
The following four guiding principles further shape our executive compensation program:
•target compensation is designed to be competitive and reflective of the competitive value of the job in the marketplace;
•the majority of actual compensation is at risk, with no guaranteed payout;
•levels of pay at risk are correlated with increasing levels of responsibility and impact; and
•pay must simultaneously motivate ethical decision making, educational excellence, acting with integrity and exceptional performance.
The amount and structure of compensation can also vary by executive due to competitive pressures inherent in retaining and attracting experienced leaders in our industry.

16 Laureate Education, Inc.

NEO Pay
Target compensation levels for our executive officers are not dictated by any specific percentile of the market. Rather, the Compensation Committee considers such data in addition to the following factors to establish target pay levels:
•the need to attract and retain high-caliber talent;
•the degree to which each executive officer has consistently delivered results;
•internal pay equity;
•each executive’s tenure, skills and experience;
•expected contributions of each executive;
•future potential; and
•achievement of previously established corporate performance objectives.
Executive Compensation Pay Components
Fixed vs. Variable Pay
Our executive compensation program is predominantly composed of three main components: base salary, an annual incentive plan and a long-term equity incentive plan. To ensure alignment with our pay for performance philosophy, we focus our executive compensation program on variable pay while also providing competitive fixed base salaries to promote both short-term and long-term retention and performance.
Pay Mix
The charts below show the Annual Target Compensation for our CEO and Average Annual Target Compensation for other NEOs (excluding our CEO) at year-end 2025.

Base Salary USD	Target Bonus Award	Target Long-Term Incentive
(1)The Annual Target CEO Compensation chart does not include the special one-time RSU award of $5,000,000 to Mr. Serck-Hanssen. See section “—Executive Compensation Pay Components,” “—2025 Special One-Time Retention Award” for further details regarding this award.
Base Salary
The base salary of our NEOs is intended to provide a competitive fixed element of income to reward responsibility, experience, skills and competencies relative to the market, while effectively managing our overall fixed expenses. Annual salary increases, if any, are reviewed by the Compensation Committee based on performance from the prior year and market data.
On at least an annual basis, the Compensation Committee evaluates whether each NEO’s salary is keeping pace with inflation and market conditions and adequately reflects the NEO’s overall contributions to the Company.

2026 Proxy Statement 17

In February 2025, the Compensation Committee reviewed the base salary of each of our NEOs and determined to (i) maintain the base salary of Mr. Serck-Hanssen in light of our company profile and size and a market review of compensation levels, and (ii) to increase the base salary of the other NEOs as follows: Mr. Buskirk – 3.0%, Mr. Cardoso – 6.5% and Ms. Brush – 7.5%, taking into account a market review of compensation levels and regional inflation considerations.
Annual Incentive Plan
Our annual incentive plan (“AIP”) is intended to recognize measures of overall company performance and profitability. The individual and organizational targets are designed to be challenging, but attainable.
The AIP Target Amount for each NEO is based on a percentage of base salary. The actual AIP payment depends on both organizational and individual performance and is calculated using the following formula:

Annual Incentive Plan Target Amount	X	Organizational Multiplier X 80%	+	Individual Performance Multiplier X 20%	=	Annual Incentive Award

 The organizational multiplier for our NEOs is based on Laureate’s overall business results. The individual multiplier for our NEOs is based on achievement of personal performance objectives. The four selected metrics used to determine the organizational multiplier for the AIP, as defined in the table below, focus executives on the financial sustainability of the organization and are each weighted 25%: (i) Adjusted Financing EBITDA, (ii) Revenues, (iii) New Enrollment (an education industry metric) and (iv) Unlevered Free Cash Flow. The Compensation Committee selected these metrics for the following reasons:
•Adjusted Financing EBITDA is an important measure in evaluating management’s success in positioning the Company for sustainable profitability, a primary corporate goal;
•Year-to-year growth in revenues indicates a strong base for future growth;
•New enrollment indicates continued interest in our institutions and can be a leading indicator of future revenue levels; and
•Unlevered free cash flow is an important measure of the Company’s ability to generate cash flows.
The 2025 AIP was designed so that a multiplier would be applied to the respective weight of each metric, which proportionally reduced or increased a participant’s award depending upon the extent to which the goal for each metric was achieved, as set forth in the table below. Following a comprehensive review by Meridian of our AIP design relative to prevailing market practice, and upon Meridian’s recommendation, the Committee approved an equal weighting of the selected metrics used to determine the organizational multiplier for the 2025 AIP. For performance percentages between the levels set forth in the table, the resulting payout percentage is interpolated on a linear basis.

Levels of Performance	Percent Payout	Performance Against Plan	Adjusted Financing EBITDA(1)	Revenues(2)	New Enrollments(3)	Unlevered Free Cash Flow(4)

		Weight	25%	25%	25%	25%
Maximum	200%	Percent of Target	115%	110%	115%	120%
Target	100%	Value for 100% Payout	Target	Target	Target	Target
Threshold	0%	Percent of Target	85%	90%	85%	80%
(1)Similar to Adjusted EBITDA (defined below), Adjusted Financing EBITDA, a non-GAAP financial measure, excludes the impact of foreign currency exchange rates as compared to the spot exchange rates assumed in our internal budgets and certain extraordinary or nonrecurring items, which the Compensation Committee believes are not indicative of ongoing results. Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss), before (income) loss from discontinued operations, net of tax, equity in net (income) loss of affiliates, net of tax, income tax expense (benefit), (gain) loss on disposal of subsidiaries, net, foreign currency exchange (gain) loss, net, other (income) expense, net, interest expense, interest income and loss on debt extinguishment, plus depreciation and amortization, share-based compensation expense, and loss on impairment of assets.

18 Laureate Education, Inc.

(2)Revenues is defined as fees generated from our provision of educational services and products before any costs or expenses are deducted. For purposes of the AIP, revenues excludes the impact of foreign currency exchange rates as compared to spot exchange rates assumed in our internal budgets.
(3)New enrollments is defined as the number of students who enroll in an academic program for the first time or students who return to their academic program after an absence of at least two years.
(4)Unlevered free cash flow, a non-GAAP measure, is defined as cash flows from operating activities less capital expenditures (net of sales of PP&E), plus net cash interest expense. For purposes of the AIP, unlevered free cash flow excludes the impact of foreign currency exchange rates as compared to the spot exchange rates assumed in our internal budgets.
Generally, our overall incentive awards are capped at 200% of target; however, the Compensation Committee has discretion to adjust such cap based on individual performance for the year. Considerations affecting evaluation of individual performance involve the achievement of objectives that optimize important strategies and often include nonfinancial objectives such as positive student outcomes, achieving the highest academic and operational standards and regulatory compliance, and building succession plan pipelines and high-performance cultures.
The AIP includes certain important features, such as: (i) had we achieved less than the 85% threshold of the Adjusted Financing EBITDA goal, the NEOs would receive no AIP payout, (ii) the individual performance multiplier of 20% was capped at 200% achievement, and (iii) had we achieved below the threshold percentage for any metric (besides the Adjusted Financing EBITDA goal which is a condition for any AIP award), then the portion of the AIP award dependent on such metric would be entirely deducted from an NEO’s total 2025 AIP award opportunity.
Certain Adjustments in Measuring Performance
In measuring financial performance for purposes of our incentive compensation programs, the Compensation Committee focuses on the fundamentals of the underlying business performance and adjusts for items that are not indicative of ongoing results. For example, Adjusted Financing EBITDA, Unlevered Free Cash Flow and Revenue measures are expressed in constant currencies (i.e., excluding the effects of foreign currency translation) because we believe that period-to-period changes in foreign exchange rates can cause our reported results to appear more or less favorable than business fundamentals indicate. The Compensation Committee’s approach to other types of adjustments is subject to pre-established guidelines, including materiality, and is designed to provide clarity and consistency as to how it views the business when evaluating performance. Charges and credits that may be excluded from Adjusted Financing EBITDA include strategic items (such as restructurings, acquisitions and divestitures) and regulatory items (such as changes in law or tax or accounting rules), and charges and credits that may be excluded from Adjusted Financing EBITDA and Unlevered Free Cash Flow include certain extraordinary and non-recurring items (such as natural disasters or social unrest). In 2025, an adjustment of $7.1 million was made to reduce the Unlevered Free Cash Flow performance for purposes of determining 2025 AIP awards. This adjustment was made due to a change in the expected payment timing of a liability from 2025 to 2026.
2025 AIP Outcomes
Following the end of the fiscal year when results are available, the Compensation Committee reviewed and approved the organizational multipliers, each NEO’s individual performance multipliers and the determination of the annual incentive award payout for each NEO.
AIP payments reflect the Compensation Committee’s assessment of each NEO’s individual performance and our overall performance when measured against the goals established by the Compensation Committee for the 2025 AIP metrics and individual objectives.
For all NEOs, 2025 AIP awards were measured based on corporate level performance results. The following table contains the goal for each performance metric used to determine these NEOs’ organizational multiplier component of the 2025 AIP awards.

2026 Proxy Statement 19

Corporate AIP

Performance Metric	2025 Target	Weighted Target as% of Award	Weighted Target as % of Corporate Component	2025 Actual Performance	2025 Actual Payout %

Organizational multiplier metrics
Adjusted Financing EBITDA*	$468.1	20%	25%	$473.9	27%
Revenues*	$1,542.7	20%	25%	$1,569.0	29%
New Enrollments	269,600	20%	25%	272,200	27%
Unlevered Free Cash Flow*	$220.1	20%	25%	$236.6	34%
		80%	100%		117%
*In millions
The Compensation Committee determined each NEO’s individual performance multiplier taking into account the following factors: 2025 results with respect to each operational performance metric, significant achievements of outperforming key budgeted performance metrics, increase in organic growth rate and expansion of margins, while maximizing academic quality and successful student outcomes. The Compensation Committee believes payouts based on organizational performance multipliers and approved individual performance multipliers appropriately reflect achieved corporate and individual performance. The table below provides information relating to the 2025 target AIP award and the Compensation Committee approved actual AIP payments for each of the NEOs.

Executive	2025 Base Salary ($)	Target 2025 AIP Award as a % of 2025 Base Salary	Target 2025 AIP Award ($)	Approved Organizational Multiplier(1)	Actual Award ($)	Actual Award as a % of Target Award

Eilif Serck-Hanssen(2)	1,000,000	130%	1,300,000	117%	1,606,800	124%
Richard M. Buskirk	474,392	100%	474,392	117%	630,000	133%
Leslie S. Brush	402,588	75%	301,941	117%	370,000	123%
Marcelo Barbalho Cardoso(3)	506,017	100%	506,017	117%	625,438	124%
(1)Applied to 80% of Target 2025 AIP Award amount.
(2)For additional information regarding Mr. Serck-Hanssen’s 2025 compensation, see “— NEO Agreements and Severance Arrangements.”
(3)Amounts for Mr. Cardoso are based on an average foreign currency exchange rate of Brazil Real to U.S. Dollar for 2025 at 0.178935.
Long-Term Incentive Plan: Stock-Based Compensation
The Laureate Education, Inc. Amended and Restated 2013 Long-Term Incentive Plan (as amended and restated from time to time, the “2013 Plan”) was established for the benefit of officers, employees and certain directors of the Company and its subsidiaries, as well as for others performing consulting or advisory services for the Company. The purpose of the 2013 Plan has been to provide incentives that will attract, retain and motivate high performing officers, employees, directors and consultants by providing them with appropriate incentives to maximize stockholder value and contribute to the long-term success of the Company. We have granted long-term equity awards under the 2013 Plan consistent with the view that stock-based incentive compensation opportunities play a key role in our ability to recruit, motivate and retain qualified individuals. While our compensation packages generally include a number of different components, we believe that equity compensation is key to linking pay to performance. In addition, equity compensation helps to align the interests of our NEOs with those of our stockholders, as it rewards our NEOs for enhancing stockholder value.
Our stock-based compensation is intended to be a significant portion of NEO compensation to create a link between executive compensation and our long-term performance. The Compensation Committee believes that the best way to align compensation of our NEOs with long-term growth and profitability is to design long-term incentive compensation (“LTI”) that is, to a great degree, dependent upon Company performance.

20 Laureate Education, Inc.

In 2025, the Compensation Committee approved annual grants of performance share units (“PSUs”) and restricted stock units (“RSUs”) to our NEOs. We believe that the use of both performance-based and time-based awards, as described below, creates a strong focus on executive motivation, performance and retention.
Setting 2025 LTI Target Value
The Compensation Committee sets each NEO’s 2025 LTI target value taking into consideration such factors as the Company’s compensation philosophy, program objectives, relevant market data, and individual performance and scope of duties and responsibilities. The LTI target value is allocated equally between grants of PSUs and RSUs. The table below shows each NEO’s 2025 LTI target value and the number of shares granted under each equity award:

Executive	Target LTI Value (as a % of Prior Year-End Base Salary)	Target LTI Value ($)	Units (#)

			PSUs	RSUs

Eilif Serck-Hanssen	350%	3,500,000	88,117	88,117
Richard M. Buskirk	150%	690,863	17,394	17,394
Leslie S. Brush	100%	374,500	9,429	9,429
Marcelo Barbalho Cardoso	150%	656,688	16,533	16,533
Description of 2025 LTI Awards
The table below describes the key terms of PSUs and RSUs granted to each NEO in 2025. For the 2025 grant of PSUs, the Compensation Committee conducted a comprehensive review of the design with Meridian to ensure that the performance and payout curve was aligned with prevailing industry standards. As an outcome, the 2025 grant of PSUs incorporates a range of performance and payout outcomes, from payouts ranging from 50% of target at threshold performance, to 150% of target at maximum performance.

Award Type	% of LTI	Description

PSUs	50%
PSUs vest in three equal annual installments over a three-year period, subject to achievement of Adjusted EBITDA Margin and Total Enrollment targets. For all grants made in 2025, an NEO may earn either zero or between 50% and 150% of the target number of PSUs.
Adjusted EBITDA Margin is Adjusted EBITDA (as defined above) divided by revenue. Total Enrollment is the total number of students enrolled in the Company’s institutions on a particular date. Both measures are important in evaluating management’s success in positioning the Company for sustainable growth and profitability over the long term.
The number of PSUs that are earned at the conclusion of each one-year performance period is settled in a like number of shares of common stock following the end of the applicable performance period.

RSUs	50%	Time-based RSUs vest in three equal annual installments on December 31 of the year of grant and the two subsequent years, subject to continued employment on each applicable vesting date.
2025 Special One-Time Retention Award
In connection with the 2024 CEO Letter Agreement (as defined below), the Compensation Committee approved the grant of a special one-time retention RSU award to Mr. Serck-Hanssen, with a grant date of January 2, 2025 and aggregate grant date value equal to $5,000,000 (the “One-Time RSU Award”). Half of the One-Time RSU award vested on December 12, 2025, and the remaining half will vest on December 12, 2026, with such vesting to be accelerated upon a change of control and upon termination without cause with vesting prorated for time employed over the two years after date of grant. For further details regarding the terms of the 2024 CEO Letter Agreement and rationale of the Compensation Committee in its approval of the One-Time RSU Award, see “NEO Agreements and Severance Arrangements” — “Agreement with Mr. Serck-Hanssen and Special One-Time Retention Equity Grant” in this section.

2026 Proxy Statement 21

2025 PSU Outcomes
In February 2026, the Compensation Committee determined, based on 2025 financial results, that 100% vesting under the 2023 and 2024 PSUs and 150% vesting under the 2025 PSUs that were granted on an annual basis to certain executives, including the NEOs, had been achieved with respect to 2025 performance. Accordingly, the 2025 tranche of the PSUs granted in 2023, 2024 and 2025 vested at the maximum performance level for the respective awards and were settled in shares of our common stock in March 2026. The table below provides information relating to the achievement of PSU vesting with respect to fiscal year 2025 targets.

Year of PSU Grant for 2025 Tranche	2025 Performance Metric	Targets	2025 Actual Performance	Vesting

2023	Adjusted EBITDA Margin Total Enrollment	100%: 28.7% 100%: 485,000	30.5% 497,700	100% 100%
2024	Adjusted EBITDA Margin Total Enrollment	100%: 29.0% 100%: 479,000	30.5% 497,700	100% 100%
2025	Adjusted EBITDA Margin Total Enrollment	150%: 30.35% 150%: 492,000 100%: 29.5% 100%: 484,000 50%: 29.11% 50%: 478,000	30.5% 497,700	150% 150%
Benefits
We provide various employee benefit programs to our employee NEOs, including medical, dental, life/accidental death and dismemberment, disability insurance benefits, wellness fund benefits and our 401(k) Retirement Savings Plan. These benefit programs are generally available to all of our U.S.-based full-time employees. Mr. Serck-Hanssen was provided with individual supplemental executive long-term disability coverage.
NEO Agreements and Severance Arrangements
Agreement with Mr. Serck-Hanssen and Special One-Time Retention Equity Grant
On December 12, 2024, we entered into an updated employment letter agreement (the “2024 CEO Letter Agreement”) with Mr. Serck-Hanssen, which was reviewed and approved by the Compensation Committee and the Board. The 2024 CEO Letter Agreement provides for (i) an annual base salary of $1,000,000, effective January 1, 2025, (ii) an annual target bonus opportunity equal to 130% of annual base salary, (iii) a one-time retention equity grant with an aggregate grant date value equal to $5,000,000, comprised of restricted stock units (the “One-Time RSU Award”), subject to the same terms and conditions as the restricted stock units granted to Mr. Serck-Hanssen in February 2024 (provided, however, that the One-Time RSU Award will vest 50% on each of December 12, 2025 and December 12, 2026, respectively, and any unvested portion will fully vest upon Mr. Serck-Hanssen’s termination of employment by the Company without “Cause” (as defined in the Company’s Severance Policy for Executives (the “Executive Severance Policy”)) or due to his death or “Disability” (as defined in the Executive Severance Policy), (iv) commencing with our regular annual equity grant cycle for fiscal 2025, and continuing for each subsequent fiscal year during the employment term, an annual target long-term incentive equity grant with a grant date value equal to 350% of Mr. Serck-Hanssen’s base salary, and (v) severance benefits as provided under, and in accordance with the terms of, the Executive Severance Policy (provided, however, that the One-Time RSU Award will fully vest upon Mr. Serck‑Hanssen’s termination of employment by the Company without “Cause” or due to his death or “Disability”). Pursuant to the 2024 CEO Letter Agreement, the One-Time RSU Award was granted on January 2, 2025, with the number of RSUs determined based on the volume weighted average price per share of our common stock during regular trading sessions (and excluding pre-market and after-hours trading) over the 30 consecutive trading days prior to and including the grant date.
Under the 2024 CEO Letter Agreement, we must provide Mr. Serck-Hanssen with six months’ written notice to terminate him without “Cause” and Mr. Serck-Hanssen must provide the Company with six months’ written notice to resign for any reason or no reason (other than due to Mr. Serck-Hanssen’s death or “Disability”).

22 Laureate Education, Inc.

The Compensation Committee and our Board unanimously approved the special retention One-Time RSU Award grant to Mr. Serck-Hanssen in connection with the 2024 CEO Letter Agreement. After careful consideration of the critical importance of leadership continuity, the Company’s track record of strong financial performance under Mr. Serck‑Hanssen’s leadership, and our strategic objectives and competitive market conditions, the Compensation Committee and our Board determined that the One-Time RSU Award was in the best interests of the Company and all of our stakeholders. The approval of the One-Time RSU Award by the Compensation Committee and our Board in December 2024 was based on the following key considerations:
•Leadership Retention: Our Board considered Mr. Serck-Hanssen’s continued leadership and critical institutional knowledge essential to the Company’s future success and execution of our strategic plan. In a highly competitive market for executive talent, particularly in our industry, the Compensation Committee and our Board determined that additional retention incentives were necessary to ensure leadership stability through our next phase of growth and transformation.
•Strong Performance: Under Mr. Serck-Hanssen’s leadership, the Company has consistently delivered strong operational and financial results during his tenure as CEO since 2018. This performance demonstrates Mr. Serck-Hanssen’s effectiveness in executing our strategic vision.
•Enhanced Shareholder Value: During Mr. Serck-Hanssen’s tenure as CEO, we have delivered significant value to shareholders. Through 2024, we had returned nearly $3 billion of capital to shareholders and our total shareholder return was 190%, significantly exceeding both the S&P 400 (83%) and Russell 2000 (59%) over that period.
•Strategic Implementation: Our Board believed that Mr. Serck-Hanssen’s continued leadership was vital to successfully maintaining momentum on key strategic initiatives that we expected to drive long-term value creation.
The Compensation Committee and our Board believe the special retention One-Time RSU Award represents a prudent investment in leadership continuity and will benefit the Company and its stakeholders. This grant complements, but does not replace, our regular annual executive compensation program and is not expected to be recurring.
Agreement with Mr. Cardoso
Mr. Cardoso and the Company entered into an Independent Contractor and Consultant Agreement for Mr. Cardoso’s continuing services as Executive Vice President and Chief Operating Officer (the “Cardoso Agreement”) effective upon the Company’s sale of its Brazil business in May 2021 and Mr. Cardoso’s resulting termination of employment with the Company’s Brazil subsidiary. The Cardoso Agreement, as amended, details Mr. Cardoso’s annual cash compensation, annual target cash bonus, annual target long-term equity incentive award and severance benefits, as well as other payments to provide commensurate benefits received while an employee of the Company’s Brazilian subsidiary. Pursuant to such agreement, as amended, Mr. Cardoso currently remains eligible to receive severance benefits pursuant to the Executive Severance Policy. The Cardoso Agreement was subsequently amended to assign it to a consulting company owned by Mr. Cardoso and was amended as applicable to reflect Mr. Cardoso’s compensation increases.
Severance Policy
The Company’s Executive Severance Policy, which applies to all current NEOs, provides severance benefits in connection with a “qualifying termination,” which is defined to mean a termination of employment: (i) prior to a “change in control” by the Company other than for “cause”; and (ii) on or within the 12-month period after a “change in control” by the Company other than for “cause” or by the executive officer for “good reason.” For a detailed description of the Executive Severance Policy and a discussion of the severance benefits available to the NEOs, see “ — 2025 Executive Compensation Tables — Potential Payments upon Termination or Change in Control.”

2026 Proxy Statement 23

Policies and Other Considerations
Stock Ownership Guidelines
We recognize the importance of utilizing quantifiable standards to ensure that our executives’ personal financial interests are in close alignment with those of our stockholders. To that end, our Director & Executive Stock Ownership and Retention Guidelines (the “Stock Ownership Guidelines”) require executives, including our NEOs, to have stock ownership levels as follows: five times annual base salary for our CEO, three times annual base salary for our other NEOs and one and a half times annual base salary for certain senior executives.
The following is considered when determining if an executive has met these guidelines:
•common stock owned exclusively by the executive, jointly with his or her spouse, or in a trust for the benefit of himself or herself and/or members of his or her family.
The following are not considered:
•unvested and unearned performance-vesting shares/units;
•unvested and unexercised stock options; and
•vested and unexercised stock options.
Until such guidelines are met and as each award is exercised, vested or earned, each executive is expected to retain 50% of net profit shares. As of December 31, 2025, all of our NEOs had either met the guidelines or were on track to be in compliance with the guidelines upon the vesting of future equity awards.
Insider Trading Policy
We have an Insider Trading Policy that governs the purchase, sale, and/or other dispositions of our securities by directors, officers, employees of the Company and to contractors, consultants or any other persons we determine should be subject to the policy. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Additionally, it is our policy that the Company complies with all federal and state securities laws and regulations applicable to the purchase and sale of our securities. A copy of the Insider Trading Policy was filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Anti-Hedging and Anti-Pledging Policy
We prohibit employees, executive officers and directors from engaging in any form of hedging transaction or holding our securities in margin accounts or pledging Laureate securities as collateral for loans.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not grant stock options, SARs, or similar option-like instruments to our NEOs or other employees or service providers. If in the future we anticipate granting stock options, SARs, or similar option-like instruments, we will establish a policy regarding how the Board determines when to grant such awards and how the Board or Compensation Committee will take material nonpublic information into account when determining the timing and terms of such awards. We did not otherwise time the disclosure of material non-public information for the purpose of affecting the value of executive compensation in fiscal 2025.
Compensation Program Risk Considerations
In consultation with its independent compensation consultant and management, the Compensation Committee conducts an annual assessment of potential risks arising from its compensation programs and policies applicable to all employees, including the NEOs. Based on its assessment in 2025, the Compensation Committee reviewed and considered our compensation plans and practices for all of our employees and does not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. We utilize many design features that mitigate the possibility of encouraging excessive risk-taking behavior. Among these design features are the following:
•reasonable goals and objectives that are well-defined and communicated;
•balance of short- and long-term variable compensation tied to a mix of financial and operational objectives;

24 Laureate Education, Inc.

•capping annual incentive plan payouts;
•the Compensation Committee’s ability to exercise downward discretion in determining payouts;
•market-aligned severance policy for executives that does not have automatic single-trigger equity vesting;
•a strong recoupment (“clawback”) policy;
•retaining an independent compensation consultant for the Compensation Committee;
•stock ownership guidelines; and
•prohibition on executive officers and directors engaging in any form of hedging transaction or holding Laureate securities in margin accounts, or pledging Laureate securities as collateral for loans.
Clawback Policy
Our Clawback Policy complies with the SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Nasdaq rules. The policy provides that the Company will seek recovery, in the event of a required accounting restatement, of erroneously awarded incentive-based compensation received by current and former executive officers, subject to limited exceptions. Additionally, our equity incentive awards contain compensation recovery/clawback provisions that authorize the cancellation and/or reduction of outstanding awards and the return of shares and/or cash paid and/or gain realized from an award, if the NEOs, other executives or employees violate confidentiality, non-competition, and non-solicitation provisions set forth in the applicable award agreement.
Tax and Accounting Implications
As part of its role, the Compensation Committee considers the tax and accounting impacts reflected in our financial statements when establishing our compensation plans. The forms of compensation it selects are intended to be cost efficient.
Additionally, the Compensation Committee considers whether the forms of compensation it selects are tax deductible compensation consistent with our philosophies of aligning pay with performance and the interests of our NEOs with those of our stockholders.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
COMPENSATION COMMITTEE
Ian K. Snow, Chair
Andrew B. Cohen
Pedro del Corro
Kenneth W. Freeman
George Muñoz

2026 Proxy Statement 25

2025 Executive Compensation Tables

Summary Compensation Table
The following table sets forth information regarding the compensation of our NEOs for 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Eilif Serck-Hanssen President and Chief Executive Officer	2025	1,000,000	—	8,343,934	—	1,606,800	24,609	10,975,343
	2024	875,000	—	2,640,015	—	1,381,952	54,703	4,951,670
	2023	850,000	—	2,300,008	—	1,266,772	46,486	4,463,266

Richard M. Buskirk Senior Vice President and Chief Financial Officer	2025	472,089	—	690,888	—	630,000	21,000	1,813,977
	2024	457,979	—	2,667,504	—	556,375	17,250	3,699,108
	2023	437,504	—	600,032	—	510,148	13,200	1,560,884

Leslie S. Brush Senior Vice President, Chief Legal Officer and Secretary	2025	397,906	—	374,520	—	370,000	21,000	1,163,426
	2024	361,607	—	312,366	—	325,815	17,250	1,017,038

Marcelo Barbalho Cardoso(5) Executive Vice President and Chief Operating Officer	2025	501,266	—	656,688	—	625,438	235,060	2,018,452
	2024	472,415	—	3,664,445	—	607,894	230,399	4,975,153
	2023	450,500	—	608,736	—	607,219	249,475	1,915,930
(1)The 2025 amount reflects a blended rate resulting from the 2025 base salary increases for Messrs. Buskirk and Cardoso and Ms. Brush that became effective on March 1, 2025.
(2)Reflects the grant date fair value of awards, which is an estimated value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation — Stock Compensation (“ASC 718”). For a discussion of the assumptions related to the calculation of this value, refer to Note 11, Share-based Compensation and Equity, in our consolidated financial statements included in our 2025 Annual Report. The value of the 2025 PSU awards on the grant date assuming that the highest level of performance conditions will be achieved is $2,625,016 for Mr. Serck-Hanssen, $518,166 for Mr. Buskirk, $280,900 for Ms. Brush and $492,527 for Mr. Cardoso.
(3)For 2025, represents amounts earned under the 2025 AIP.
(4)For Mr. Serck-Hanssen in 2025, includes $21,000 contributed pursuant to our 401(k) matching program, and $3,609 for executive supplemental disability plan premiums.
For Ms. Brush and Mr. Buskirk in 2025, represents amounts contributed pursuant to our 401(k) matching program.
For Mr. Cardoso in 2025, pursuant to the Cardoso Agreement, includes $77,635 — related to vacation benefit; $48,495 — related to additional monthly payment benefit; $39,085 — annual car allowance, $42,491 — related to health insurance premiums, $23,907 — related to life insurance premiums, and $3,447 — meal vouchers.
(5)All 2025 amounts for Mr. Cardoso are based on an average foreign currency exchange rate of Brazil Real to U.S. Dollar at 0.178935000.

26 Laureate Education, Inc.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Arrangements. We have entered into offer letters, promotion letters, or employment, consulting or other agreements with each of the NEOs, which provide for an NEO’s base salary or fee as of the commencement of employment or engagement or upon promotion or other event, the target annual incentive and the long-term incentive equity awards. See “Compensation Discussion and Analysis — Executive Compensation Pay Components — Base Salary” for more information regarding these base salaries for the NEOs.
Annual Incentive Awards. In 2025, annual cash incentive awards were granted under the 2025 AIP, with the target amount for each NEO based on a percentage of salary. The actual AIP payment depends on both organizational and individual performance. See “— Compensation Discussion and Analysis — Annual Incentive Plan” for more information regarding the 2025 AIP.
Long-Term Incentive Awards. In 2025, the Company granted annual long-term incentive awards to the NEOs in the form of PSUs and RSUs, as described below. Each award is subject to continued employment on each applicable vesting date (with limited exceptions for termination of employment due to death, permanent disability and qualifying termination following a change in control). See “— Compensation Discussion and Analysis —Executive Compensation Program — Long-Term Incentive Plan: Stock-Based Compensation” for more information regarding these awards.
•PSUs: Each of three tranches of the annual grant of PSUs will be eligible to vest based upon achievement of the applicable performance goals (Adjusted EBITDA Margin and Total Enrollment) for fiscal year 2025, 2026 and 2027, with earned PSUs vesting, respectively, on March 15, 2026, 2027 and 2028. The 2025 grant of PSUs incorporates a range of performance and payout outcomes, with payouts ranging from 50% of target at threshold to 150% of target at maximum.
•RSUs: The annual grant RSUs vest in three equal annual installments beginning on December 31, 2025.
With respect to Mr. Serck-Hanssen’s One-Time RSU Award, half of the RSU award vested on December 12, 2025, and the remaining half will vest on December 12, 2026, with such vesting to be accelerated upon a change of control and upon termination without cause.

2026 Proxy Statement 27

Grants of Plan-Based Awards
The following table sets forth information regarding grants of plan-based awards to our NEOs in 2025:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Options Awards ($)(2)
Name	Grant Date	Award Type(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)

Eilif Serck-Hanssen		AIP	—	1,300,000	2,600,000	—	—	—	—	—	—	—
	01/02/25	RSUs	—	—	—	—	—	—	266,883	—	—	4,843,926
	02/12/25	PSUs	—	—	—	44,059	88,117	132,176	—	—	—	1,750,004
	02/12/25	RSUs	—	—	—	—	—	—	88,117	—	—	1,750,004

Richard M. Buskirk		AIP	—	474,392	948,784	—	—	—	—	—	—	—
	02/12/25	PSUs	—	—	—	8,697	17,394	26,091	—	—	—	345,444
	02/12/25	RSUs	—	—	—	—	—	—	17,394	—	—	345,444

Leslie S. Brush		AIP	—	301,941	603,882	—	—	—	—	—	—	—
	02/12/25	PSUs	—	—	—	4,715	9,429	14,144	—	—	—	187,260
	02/12/25	RSUs	—	—	—	—	—	—	9,429	—	—	187,260

Marcelo Barbalho Cardoso		AIP	—	506,018	1,012,036	—	—	—	—	—	—	—
	02/12/25	PSUs	—	—	—	8,267	16,533	24,800	—	—	—	328,344
	02/12/25	RSUs	—	—	—	—	—	—	16,533	—	—	328,344
(1)AIP: Represents the threshold, target and maximum payout opportunities under the 2025 AIP. See “— Compensation Discussion and Analysis — Annual Incentive Plan” for more information regarding the 2025 AIP.
PSUs: Represents the annual grant of PSUs eligible to vest based upon achievement of the applicable Adjusted EBITDA Margin and Total Enrollment targets for each of 2025, 2026 and 2027. The 2025 grant of PSUs incorporates a range of performance and payout outcomes, with payouts ranging from 50% of target at threshold to 150% of target at maximum.
RSUs: For grants made on February 12, 2025, represents the annual grant of RSUs, which vest in three equal installments beginning on December 31, 2025. For the grant made on January 2, 2025, represents special retention RSUs, 133,442 vest on December 31, 2025, and the remaining 133,441 vest on December 31, 2026, with such vesting to be accelerated upon a change of control and upon termination without cause.
(2)Represents the grant date fair value of awards, which is an estimated value computed in accordance with ASC 718. For a discussion of the assumptions related to the calculation of this value, refer to Note 11, Share-based Compensation and Equity, in our consolidated financial statements included in our 2025 Annual Report.

28 Laureate Education, Inc.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding unexercised options and unvested PSUs and RSUs held by our NEOs as of December 31, 2025.
For option awards, the table provides the number of shares underlying both exercisable and unexercisable options, the exercise price and the expiration date. For stock unit awards, the table provides the total number of unvested units and the aggregate market value of shares of stock issuable upon vesting of such units. We computed the market value of stock unit awards by multiplying the fair market value of our common stock on December 31, 2025 ($33.67) by the number of units.

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Eilif Serck-Hanssen	06/14/17	57,937	—	—	8.09	06/14/27	—	—	—	—
	03/07/18	84,774	—	—	4.17	03/07/28	—	—	—	—
	03/06/19	102,657	—	—	5.10	12/31/19	—	—	—	—
	02/15/23	—	—	—	—	—	—	—	26,629	896,598
	11/08/23	—	—	—	—	—	—	—	7,581	255,252
	02/05/24	—	—	—	—	—	34,756	1,170,235	69,511	2,340,435
	01/02/25	—	—	—	—	—	133,441	4,492,958	—	—
	02/12/25	—	—	—	—	—	58,744	1,977,910	132,176	4,450,366

Richard M. Buskirk	05/02/16	2,803	—	—	7.64	05/02/26	—	—	—	—
	06/14/17	4,028	—	—	8.09	06/14/27	—	—	—	—
	03/07/18	5,825	—	—	4.17	03/07/28	—	—	—	—
	03/06/19	7,729	—	—	5.10	03/06/29	—	—	—	—
	02/15/23	—	—	—	—	—	—	—	9,399	316,464
	02/05/24	—	—	—	—	—	8,787	295,858	17,575	591,750
	05/30/24	—	—	—	—	—	127,307	4,286,427	—	—
	02/12/25	—	—	—	—	—	11,596	390,437	26,091	878,484

Leslie S. Brush	02/15/23	—	—	—	—	—	—	—	1,383	46,566
	02/05/24	—	—	—	—	—	1,062	35,758	2,125	71,549
	04/01/24	—	—	—	—	—	2,636	88,754	5,271	177,475
	02/12/25	—	—	—	—	—	6,286	211,650	14,144	476,228

Marcelo Barbalho Cardoso	02/15/23	—	—	—	—	—	—	—	9,536	321,077
	02/05/24	—	—	—	—	—	8,748	294,545	17,495	589,057
	05/30/24	—	—	—	—	—	190,961	6,429,657	—	—
	02/12/25	—	—	—	—	—	11,022	371,111	24,800	835,016
(1)Represents vested time- and performance-based options. Stock options have not been granted since 2019.

2026 Proxy Statement 29

(2)Represent unvested time-based RSUs with vesting dates as follows:

	12/31/26	12/31/27

Eilif Serck-Hanssen	197,569	29,372
Richard M. Buskirk	57,021	90,669
Leslie S. Brush	6,841	3,143
Marcelo Barbalho Cardoso	77,913	132,818
(3)Calculated based on the $33.67 closing price of our common stock on December 31, 2025.

(4)Represents unvested PSUs subject to annual performance targets for 2025, 2026 and 2027 (assuming 150% of target performance outcome) respectively, with vesting dates as follows:

	03/15/26	03/15/27	03/15/28

Eilif Serck-Hanssen	113,025	78,814	44,058
Richard M. Buskirk	26,884	17,484	8,697
Leslie S. Brush	9,795	8,413	4,715
Marcelo Barbalho Cardoso	26,549	17,015	8,267
Option Exercises and Stock Vested
The following table includes certain information with respect to stock options exercised during fiscal year 2025 by NEOs and the vesting of RSUs and PSUs held by NEOs during 2025.

	Option Awards		Stock Awards

Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(3)

Eilif Serck-Hanssen	—	—	336,046	9,668,062
Richard M. Buskirk	7,232	109,869	47,433	1,256,984
Leslie S. Brush	—	—	14,448	396,694
Marcelo Barbalho Cardoso	—	—	49,041	1,284,484
(1)Represents PSUs that vested on March 15, 2025, upon certification of the achievement of the applicable 2024 performance goals and RSUs that vested on December 31, 2025.
(2)In connection with equitable adjustments made to outstanding equity awards as a result of special cash distributions and dividends paid by the Company to stockholders in 2021, 2022 and 2023, the following cash dividend equivalent payments were made with respect to PSUs and RSUs that vested in 2025: Mr. Serck-Hanssen–$125,908, Mr. Buskirk–$24,785, Ms. Brush–$4,462, and Mr. Cardoso–$28,742.
(3)Calculated by multiplying the number of shares by the closing price of our stock on the last trading day immediately prior to the vesting date.

30 Laureate Education, Inc.

Potential Payments upon Termination or Change in Control
The narrative description below reflects potential payments to each of our NEOs assuming various termination of employment events, including on or following a change in control event, as of December 31, 2025.
Severance Payments Pursuant to Executive Severance Policy
As of December 31, 2025, the NEOs were entitled to severance payments under the Executive Severance Policy. If termination of employment occurs prior to a “change in control” by the Company other than for “cause,” the NEOs will be entitled to the following benefits:
Mr. Serck-Hanssen
•1.5 times annual base salary and target AIP bonus, payable in equal installments over 18 months;
•18 months of continued coverage under the Company’s group medical benefit programs; and
•outplacement assistance for nine months.
Other NEOs
•one times annual base salary and target AIP bonus, payable in equal installments over 12 months;
•12 months of continued coverage under the Company’s group medical benefit programs; and
•outplacement assistance for nine months.
If termination of employment occurs on or within the 12-month period after a “change in control” by the Company other than for “cause” or by the NEO for “good reason,” the NEOs will be entitled to the following benefits:
Mr. Serck-Hanssen
•2 times annual base salary and target AIP bonus, payable in a lump sum;
•a pro-rated target AIP award;
•18 months of continued coverage under the Company’s group medical benefit programs; and
•outplacement assistance for nine months.
Other NEOs
•1.5 times annual base salary and target AIP bonus, payable in a lump sum;
•a pro-rated target AIP award;
•18 months of continued coverage under the Company’s group medical benefit programs; and
•outplacement assistance for nine months.
Under the Executive Severance Policy, “good reason” generally means the occurrence of any of the following without the NEO’s consent: (i) a material diminution in base salary; (ii) a substantial diminution in authority, duties and responsibilities; or (iii) a relocation by more than 50 miles from the NEO’s principal location in which the NEO is required to perform services; provided, however, that in any event, such event is not cured within the applicable notice period; and “cause” generally means (i) gross negligence or willful malfeasance in connection with the performance of his or her duties; (ii) conviction of, or pleading guilty or nolo contendere to, any felony; (iii) theft, embezzlement, fraud or other similar conduct by the executive in connection with the performance of his or her duties; or (iv) a willful and material breach of any other applicable agreements including, without limitation, engaging in any action in breach of any applicable restrictive covenants.
Under the Executive Severance Policy, the NEOs are not entitled to any severance benefits upon a voluntary termination unless the voluntary termination is in connection with a “change in control” and is for “good reason.”

2026 Proxy Statement 31

If any payments or benefits provided to an NEO pursuant to the Executive Severance Policy would trigger the payment of the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar tax imposed by state or local law, then the NEO will receive (i) the full payment or (ii) a payment reduced to the minimum amount necessary to avoid any such excise tax, whichever amount is greater on a post-tax basis. In no event is the Company responsible to gross-up or indemnify any NEO for excise taxes paid or reductions to payments and benefits received to avoid such excise taxes.
Equity Treatment
Under the equity awards granted to NEOs, the following treatment is generally provided for in the applicable award agreements:
Termination Due to Death or Disability. In the event of a termination due to death or disability of an NEO, all unvested RSUs or PSUs will be forfeited, except that: (i) any unvested RSUs that would have vested on the next applicable vesting date subsequent to the death or disability will become vested; and (ii) any unvested PSUs that would have vested had the applicable performance goal for the calendar year during which the death or disability occurred been achieved will remain outstanding until the Compensation Committee determines whether the applicable performance goal has been achieved and will become vested if and when the Compensation Committee determines that the applicable performance goal has been achieved or will terminate on the date the Compensation Committee determines that the applicable performance goal has not been achieved, and the balance of the unvested portion of the PSU will be forfeited. In the event of a termination due to death or disability, vested but unexercised options may (by the NEO’s beneficiary in the case of death) be exercised for a period of two years from the termination due to death or disability of the NEO.
Termination Without Cause and Voluntary Resignation. If an NEO’s employment is terminated by us without cause, or if he or she resigns for any reason, then all unvested RSUs, PSUs and options will be forfeited, except that if an NEO’s qualifying termination occurs subsequent to the end of the fiscal year but prior to the Compensation Committee’s determination regarding whether any annual performance goal has been achieved, any portion of the PSUs which would have been eligible, but for the termination, to vest will remain outstanding until the Compensation Committee determines whether the applicable performance goal has been achieved and will become vested if and when the Compensation Committee determines that the applicable performance goal has been achieved or will terminate on the date on which the Compensation Committee determines that the applicable performance goal has not been achieved, and the balance of the unvested portion of the PSUs will be forfeited. All vested but unexercised options held at the time of termination will be exercisable for a period of 90 days post termination.
Under the terms of the One-Time RSU Award granted to Mr. Serck-Hanssen, vesting is accelerated upon Mr. Serck-Hanssen’s termination without cause, with any remaining unvested RSUs as of the termination date vesting in full.
Under the terms of the special one-time retention RSU awards granted to Messrs. Buskirk and Cardoso on May 30, 2024, vesting is accelerated upon termination without cause with vesting prorated for time employed over the three years after date of grant.
Forfeiture upon Voluntary Resignation and Termination for Cause. If an NEO resigns or is terminated by the Company for cause, he or she will forfeit all unvested equity grants at the time of termination.

32 Laureate Education, Inc.

2025 Potential Severance Payments
The table below reflects potential payments to each of our NEOs assuming various termination of employment events as of December 31, 2025. For stock valuations, we have assumed that the price per share is the closing price of our common stock as of December 31, 2025, which was $33.67. The table below excludes any amounts payable to an NEO to the extent that these amounts are available generally to all salaried employees and do not discriminate in favor of our NEOs.

Potential Payments Upon Termination or Change in Control

Name	Benefit	Without Cause/ Good Reason Termination ($)(1)	Termination due to Death or Disability ($)	Termination due to Change in Control plus Qualifying Termination ($)(2)

Eilif Serck-Hanssen	Cash Severance(1)	3,450,000	—	4,600,000
	Benefits(2)	81,390	—	81,390
	Acceleration of Equity Awards(3)	4,492,958	8,298,510	14,594,800
	Total	8,024,348	8,298,510	19,276,190
Richard M. Buskirk	Cash Severance(1)	948,784	—	1,423,176
	Benefits(2)	7,500	—	7,500
	Acceleration of Equity Awards(3)	2,270,435	905,184	6,564,202
	Total	3,226,719	905,184	7,994,878
Leslie S. Brush	Cash Severance(1)	704,529	—	1,056,794
	Benefits(2)	56,760	—	81,390
	Acceleration of Equity Awards(3)	—	329,764	1,002,120
	Total	761,289	329,764	2,140,304
Marcelo Barbalho Cardoso	Cash Severance(1)	1,012,036	—	1,518,054
	Benefits(2)	9,000	—	9,000
	Acceleration of Equity Awards(3)	3,405,653	893,905	8,654,874
	Total	4,426,689	893,905	10,181,928
(1)With respect to without cause/good reason termination: for Mr. Serck-Hanssen, represents a severance payment equal to 1.5 times his base salary and target annual bonus, to be paid in equal installments over an 18-month period following the date of termination according to the Company’s regular payroll schedule. For the other NEOs, represents a severance payment equal to one times the NEO’s base salary and target annual bonus, to be paid in equal installments over a 12-month period following the date of termination according to the Company’s regular payroll schedule. Because the information in this table assumes a termination occurred as of December 31, 2025, excludes the amount of the NEO’s pro-rated target AIP bonus given that as of such date the NEO would be entitled to the actual earned annual bonus for 2025.
For termination due to change in control plus qualifying termination, represents a lump sum severance payment equal to two times Mr. Serck-Hanssen’s base salary and target annual bonus and 1.5 times the other NEOs’ base salary and target annual bonus. Because the information in this table assumes a termination occurred as of December 31, 2025, excludes the amount of the NEO’s pro-rated target AIP bonus given that as of such date the NEO would be entitled the actual earned annual bonus for 2025.
(2)For all NEOs includes the estimated cost of outplacement services for nine months and, for Mr. Serck-Hanssen and Ms. Brush, also includes the cost of group medical insurance coverage.
(3)For termination without cause: For Mr. Serck-Hanssen, amount represents the aggregate fair market value of unvested RSUs granted on January 2, 2025. For Messrs. Buskirk and Cardoso, amount represents the aggregate fair market value of unvested RSUs granted on May 30, 2024 and prorated for time employed over the three years after date of grant.
For termination due to death or disability: amount represents the aggregate fair market value of unvested PSUs outstanding on December 31, 2025 that are subject to 2025 performance goals. Cash DERs become due and payable to each NEO upon such vesting in the following amounts: Mr. Serck-Hanssen—$23,947, Mr. Buskirk—$6,579, Ms. Brush—$968, and Mr. Cardoso—$6,675.
For termination due to change in control plus qualifying termination: amounts assume that the NEO’s PSU and RSU awards were assumed in the change in control transaction and were accelerated in connection with the NEO’s termination without “cause” or resignation for “good reason.” Cash DERs become due and payable to each NEO upon acceleration of unvested equity awards in the following amounts: Mr. Serck-Hanssen—$23,947, Mr. Buskirk—$6,579, Ms. Brush—$968, and Mr. Cardoso—$6,675.

2026 Proxy Statement 33

CEO Pay Ratio
As required by SEC rules, the following information is being presented about the ratio of compensation provided to Mr. Serck-Hanssen, our President and CEO, to the annual total compensation of our median compensated employee. For 2025, the median compensated employee’s annual total compensation was $6,883; the annual total compensation of our CEO was $10,975,343. Based on this information, the ratio of the annual total compensation of our CEO to the median compensated employee is estimated to be 1,595 to 1.
To identify our median-paid employee from our total global workforce, we used the following methodology, material assumptions, adjustments and estimates:
•We used annual target total cash compensation, which includes base salary, including any additional allowances based on regional practice, and bonus target amount, as our consistently applied compensation measure.
•We determined our median employee as of December 31, 2025. As of such date, our total global workforce was approximately 31,251 employees, comprised of 43 U.S. employees and 31,208 non-U.S. employees.
•We selected the median compensated employee based on full-time and part-time employees, including adjunct faculty along with temporary, expatriate, student and paid intern workers who were employed as of December 31, 2025. We excluded any person in our payroll systems who received no compensation for services rendered in 2025. In addition, we did not include external contractors, fixed-term contractors or independent consultants in our determination, nor did we apply any cost-of-living adjustments as part of the calculation.
•For employees who were hired in 2025 but did not work the complete year, we annualized their target total cash compensation but did not make any full-time equivalent adjustments.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. In particular, almost all of our workforce is located outside the U.S. and often paid lower rates of compensation compared to our U.S. employees. For example, the employee population used for our median compensated employee calculation for 2025 was comprised of approximately 99.86% of employees based outside the U.S. Further, approximately 54% of our employee population as of year-end 2025 consisted of adjunct faculty, who are paid only for the assignments accepted during the academic year. These factors have a negative impact of lowering the median and thereby increasing the ratio. To illustrate this impact, if our adjunct faculty were excluded from the calculation, the median compensated employee’s annual total compensation would be $10,135, resulting in the ratio of the annual total compensation of our CEO to the median compensated employee of 1,083 to 1.
Additionally, the special One-Time RSU Award granted to Mr. Serck-Hanssen meaningfully impacted the pay ratio as it resulted in the CEO’s total 2025 compensation that was higher than otherwise expected. If the special One-Time RSU Award was excluded from the calculation, the 2025 total compensation of our CEO would be $6,131,417, resulting in the ratio of the 2025 total compensation of our CEO to the median compensated employee of 891 to 1.

34 Laureate Education, Inc.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (“CAP”) and certain financial performance of the Company. CAP is calculated pursuant to SEC rules but does not represent amounts that have been actually earned or realized by our NEOs. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Executive Compensation — Compensation Discussion and Analysis.”

Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:(4)		Net Income (millions) ($)(6)	Adjusted EBITDA Margin (%)(7)

					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)

2025	10,975,343	20,698,619	1,665,285	4,355,873	497.1	138.1	283.8	30.5
2024	4,951,670	6,894,529	2,775,318	3,149,436	270.0	123.7	296.4	28.7
2023	4,463,266	6,173,336	1,583,996	1,909,643	202.4	113.4	107.3	28.2
2022	4,976,832	3,994,970	1,703,975	1,582,065	134.8	81.1	69.0	27.3
2021	7,318,937	6,650,959	1,793,888	1,444,527	149.5	75.3	203.8	23.3
(1)The Principal Executive Officer (“PEO”) in all years presented was Eilif Serck-Hanssen. The individuals comprising the non-PEO NEOs were as follows: for 2025—Richard Buskirk, Leslie Brush, Marcelo Barbalho Cardoso; for 2024—Richard Buskirk, Leslie Brush, Marcelo Barbalho Cardoso and Richard Sinkfield; for 2023—Richard Buskirk, Marcelo Barbalho Cardoso and Richard Sinkfield; for 2022—Richard Buskirk, Marcelo Barbalho Cardoso, Richard Sinkfield and Timothy Grace; and for 2021—Richard Buskirk, Marcelo Barbalho Cardoso, Timothy Grace, Richard Sinkfield and Jean-Jacques Charhon.
(2)Amounts reported in these columns represent, for the applicable year, (i) the total compensation reported in the Summary Compensation Table for the PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the non-PEO NEOs.
(3)To calculate the amounts in the CAP to our PEO and non-PEO NEOs in the table above according to SEC reporting rules, the following adjustments were made to the total compensation reported in the 2025 Summary Compensation Table. Our NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. Additionally, the value of dividends or other earnings paid on equity awards are not included as such amounts are reflected in the fair value of awards and are only paid upon vesting.

Year	NEOs	Summary Compensation Table Total ($)	Fair Value of Stock Awards as Reported in SCT ($)	Year-End Fair Value of Awards Granted in Current Year that Remain Outstanding and Unvested as of Year End ($)	Change in Fair Value of Awards Granted in Prior Years that Remain Outstanding and Unvested as of Year End ($)	Fair Value of Awards Granted and Vested in the Year ($)	Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at Year End of Awards Granted in Prior Years that Failed to Meet Vesting Conditions in the Year ($)	Compensation Actually Paid ($)

2025	PEO	10,975,343	(8,343,934)	9,437,768	2,129,776	5,357,804	1,141,862	—	20,698,619
	Non-PEO NEOs	1,665,285	(574,032)	810,998	2,062,381	163,500	227,741	—	4,355,873
(4)Represents the value of a hypothetical $100 investment beginning at market close on December 31, 2021, assuming reinvestment of dividends.
(5)The peer group used for this purpose, as used in our performance graph pursuant to Item 201(e) of Regulation S-K contained in our 2025 Annual Report, consists of Covista Inc. (CVSA) (f/k/a Adtalem Global Education, Inc. (ATGE)), Anima Holdings S.A. (ANIM3), Cogna Educação S.A. (COGN3), Grand Canyon Education, Inc. (LOPE), Strategic Education, Inc. (STRA) and YDUQS Participacoes S.A. (YDUQ3).
(6)Reflects the dollar amount of net income reported in our audited financial statements for the applicable year.
(7)Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss), before (income) loss from discontinued operations, net of tax, equity in net (income) loss of affiliates, net of tax, income tax expense (benefit), (gain) loss on disposal of subsidiaries, net, foreign currency exchange (gain) loss, net, other (income) expense, net, interest expense, interest income and loss on debt extinguishment, plus depreciation and amortization, share-based compensation expense, and loss on impairment of assets.

2026 Proxy Statement 35

Below are graphs showing the relationship between CAP to our PEO and the average of the compensation actually paid to non-PEO NEOs in 2021, 2022, 2023, 2024, and 2025 and (1) total shareholder return (“TSR”) of the Company, (2) our net income and (3) our Adjusted EBITDA Margin. In addition, the first graph below compares our TSR and peer group TSR for the indicated years.

Pay vs Performance: Total Shareholder Return
CAP ($ millions)
Total Shareholder Return
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
$149.50
$134.75
$202.39
$270.01
$497.05
$75.29
$81.05
$113.35
$123.68
$138.08
$6.7
$1.4
$4.0
$1.6
$6.2
$1.9
$6.9
$3.1
$20.7
$4.4
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP
Non-PEO Avg CAP
TSR
Peer Group TSR

Pay vs Performance: Net Income
CAP ($ millions)
Net Income ($ millions)
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
$203.80
$69.00
$107.30
$296.40
$283.80
$6.7
$1.4
$4.0
$1.6
$6.2
$1.9
$6.9
$3.1
$20.7
$4.4
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP
Non-PEO Avg CAP
Net Income

36 Laureate Education, Inc.

Pay vs Performance: Adjusted EBITDA Margin
CAP ($ millions)
Adj. EBITDA Margin (%)
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
35%
30%
25%
20%
15%
10%
5%
—%
23.3%
27.3%
28.2%
28.7%
30.5%
$6.7
$1.4
$4.0
$1.6
$6.2
$1.9
$6.9
$3.1
$20.7
$4.4
FY 2021
FY 2022
FY 2023
FY 2024
FY 2024
PEO CAP
Non-PEO Avg CAP
Net Income

The following financial and non-financial performance measures represent the most important performance measures used to link CAP to our NEOs for 2025 and company performance. The measures in this list are not ranked.
•Adjusted EBITDA Margin
•Adjusted Financing EBITDA
•Revenue
•Unlevered Free Cash Flow
•New Enrollment
•Total Enrollment
Please see “Executive Compensation – Compensation Discussion and Analysis” for more information on these measures and how they are taken into account in determining compensation for each of our NEOs.

2026 Proxy Statement 37

Director Compensation
Annual Compensation
The Compensation Committee conducts an annual review and assessment of all compensation, including cash and equity-based compensation, paid by the Company to our non-employee directors. In connection therewith, the Compensation Committee may consult with its independent compensation consultant regarding the amount and type of compensation to be paid and consider comparative data deemed appropriate by the independent compensation consultant. In 2025, in light of the Company’s size and profile and based on a market review provided by the Compensation Committee’s independent compensation consultant, an updated director compensation program was approved, effective May 22, 2025, the date of the 2025 Annual Meeting.
The following table describes the components of the non-employee directors’ compensation for 2025:

	January 1, 2025 — May 21, 2025		May 22, 2025 — December 31, 2025

Fees	Amount	Form of Payment(1)	Amount	Form of Payment(1)

Annual Board Retainer	$200,000	•$75,000 cash /$125,000 RSUs	$260,000	•$85,000 cash /$175,000 RSUs
Annual Independent Chairman Retainer(2)	$125,000	•$75,000 in cash /$50,000 in RSUs	$125,000	•$41,250 in cash /$83,750 in RSUs
Committee Retainers		•100% in cash		•100% in cash
Audit and Risk Committee
Member	$15,000		$15,000
Chair	$25,000		$25,000
Compensation Committee
Member	$10,000		$10,000
Chair	$15,000		$15,000
Nominating & Corporate Governance Committee
Member	$7,500		$7,500
Chair	$15,000		$15,000
Education Committee
Member	$10,000		$10,000
Chair	$15,000		$15,000
(1)Cash payments made in equal installments quarterly in arrears. RSUs vest quarterly in arrears, with the number of RSUs based on the fair market value of our common stock on the grant date.
(2)The Annual Independent Chairman Retainer is in addition to the Annual Board Retainer.
Directors Deferral Plan
In July 2025, our Board of Directors adopted the Laureate Education, Inc. Directors Deferral Plan (“Deferral Plan”), pursuant to which our non-employee directors may elect to defer all or a portion of their annual grants of RSUs and/or RSUs granted in lieu of the cash portion of their annual Board and independent Chair retainers. The RSUs will be treated as deferred RSUs that continue to be settled in shares of common stock. In accordance with the director deferral elections, amounts deferred under the Deferral Plan shall be settled following either (i) the non-employee director’s separation from service; (ii) a specified date; or (iii) the earlier of (i) or (ii), and in either (x) a lump sum or (y) up to 10 equal annual installments. In accordance with the terms of the Deferral Plan, Messrs. Cohen, Davis, Freeman and Muñoz, Dr. Rodin and Ms. Mair elected to defer eligible RSUs granted in 2025, and Mr. Muñoz and Dr. Rodin also elected to defer RSUs received in lieu of the eligible cash portion of their annual Board retainer.

38 Laureate Education, Inc.

Stock Ownership Guidelines
Our Stock Ownership Guidelines apply to our non-employee, independent directors and senior executives, but not to non-employee directors deemed not to directly beneficially own shares of common stock. Under the Stock Ownership Guidelines, each covered director is expected to own a number of shares equal to or greater than five times the cash portion of the annual board retainer (currently $85,000). There is no required time within which the covered director must attain the applicable stock ownership level. Until a covered director complies with the Stock Ownership Guidelines, the covered director is expected to retain 50% of net profit shares from each award on exercise, vesting or earn-out.
2025 Director Compensation
The below table provides information on 2025 compensation for each current and former non-employee director for his or her 2025 Board and committee service. Our President and CEO, Mr. Serck-Hanssen, is not entitled to separate compensation for his service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Andrew B. Cohen(2)	153,015	226,403	379,418
William J. Davis	96,099	155,683	251,782
Pedro del Corro	79,614	155,683	235,297
Aristides de Macedo	88,783	155,683	244,466
Kenneth W. Freeman	108,599	155,683	264,282
Barbara Mair	95,452	155,683	251,135
George Muñoz	73,627	198,155	271,782
Judith Rodin	63,627	198,155	261,782
Ian K. Snow(3)	103,599	155,683	259,282
(1)Represents the grant date fair value of awards, which is an estimated value computed in accordance with ASC 718. For a discussion of the assumptions related to the calculation of this value, refer to Note 11, Share-based Compensation and Equity, in our consolidated financial statements included in our 2025 Annual Report. All awards were granted on May 22, 2025 as part of the 2025 annual Board (and Chair, in the case of Mr. Cohen) retainer for non-employee director service. For all non-employee directors, other than Messrs. Cohen and Muñoz and Dr. Rodin, reflects a grant of 1,415 shares of common stock and 5,733 RSUs. For Mr. Cohen, reflects a grant of 1,981 shares of common stock and 8,414 RSUs as part of the 2025 annual Board and Chair retainers for non-employee director service. For Mr. Muñoz and Dr. Rodin, reflects a grant of 1,415 shares of common stock and 5,733 RSUs as part of the 2025 annual Board retainer, as well as an additional 1,304 RSUs in connection with their elections to receive RSUs in lieu of the eligible cash portion of their annual Board retainer, respectively. The RSUs vested ratably in three installments at the end of the second, third and fourth quarters of 2025, subject to serving on the Board on the vesting date.
(2)Until March 2025, Mr. Cohen was required by prior agreement with CPV Holdings, LLC to have the cash portion of his director’s fees paid to such entity. As such, a portion of these fees were paid to CPV Holdings, LLC.
(3)Mr. Snow was required by prior agreement with Snow Phipps Group, LLC to have the cash and equity portions of his director’s compensation paid or transferred, as applicable, to such entity.

2026 Proxy Statement 39

Equity Compensation Plan Information
The following table sets forth certain equity compensation plan information for the Company as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding option warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by stockholders	1,438,236	(1)	$5.52	3,512,071	(2)
Equity compensation plans not approved by stockholders	—		—	—
Total	1,438,236	(1)		3,512,071	(2)
(1)Represents shares of common stock issuable pursuant to outstanding RSU, PSU and option awards under the 2013 Plan. See “Executive Compensation — Compensation Discussion and Analysis – Executive Compensation Program — Long-Term Incentive Plan: Stock-Based Compensation” for a description of the 2013 Plan.
(2)All such shares are available for future issuance under the 2013 Plan.

40 Laureate Education, Inc.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth the number and percentage of outstanding shares of our common stock beneficially owned as of March 24, 2026, by (1) each person known to us, as of March 24, 2026, to beneficially own more than five percent of our common stock; (2) each of our current directors and nominees; (3) each of our NEOs; and (4) all of our current directors and executive officers as a group. The address of each beneficial owner listed in the table unless otherwise noted is c/o Laureate Education, Inc., PMB 1158, 1000 Brickell Ave, Suite 715, Miami, Florida 33131.
We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares of common stock as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire within 60 days after March 24, 2026 through the exercise of any stock options. There are no PSUs or RSUs scheduled to vest within the next 60 days. We deemed such shares outstanding for the purpose of computing the percentage ownership of such holder, but did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)

5% Stockholders:
FMR LLC(2)	19,671,318	14.0%
The Vanguard Group(3)	14,094,408	10.1%
Wengen Alberta, Limited Partnership(4)	12,485,166	8.9%
BlackRock, Inc.(5)	9,752,681	7.0%
Directors and Named Executive Officers:
Andrew B. Cohen	54,116	*
Julian Coulter(6)	—	*
William J. Davis	11,844	*
Pedro del Corro	36,834	*
Aristides de Macedo	21,292	*
Kenneth W. Freeman	99,780	*
Barbara Mair	27,038	*
George Muñoz(7)	123,084	*
Dr. Judith Rodin	85,530	*
Ian K. Snow(8)	15,105	*
Eilif Serck-Hanssen(9)	1,419,022	*
Richard M. Buskirk(10)	102,194	*
Leslie S. Brush(11)	33,653	*
Marcelo Barbalho Cardoso(12)	113,140	*
All Current Directors and Executive Officers as a Group (13 persons)(13)	2,130,255	1.5%
*Less than one percent.

2026 Proxy Statement 41

(1)The percentage ownership is based on 140,062,673 shares of our common stock outstanding on March 24, 2026.
(2)Based solely on information reported by FMR LLC on Amendment No. 10 to Schedule 13G filed with the SEC on February 5, 2026. According to this Amendment to Schedule 13G, FMR LLC has sole voting power with respect to 19,668,272 shares of common stock, sole dispositive power with respect to 19,671,318 shares of common stock, and shared voting power and shared dispositive power with respect to no shares of common stock. The reporting person listed its address as 245 Summer Street, Boston, Massachusetts 02210.
(3)Based solely on information reported by The Vanguard Group on Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2024. According to this Schedule 13G, The Vanguard Group has shared voting power with respect to 218,442 shares of common stock, sole dispositive power with respect to 13,729,545 shares of common stock, shared dispositive power with respect to 364,863 shares of common stock and sole voting power with respect to no shares of common stock. The reporting person listed its address as 100 Vanguard Blvd., Malvern, PA 19355.
(4)Represents shares of common stock that are directly held by Wengen. The limited partnership interests in Wengen are held by certain investors including investment funds and other investors affiliated with or managed by, among others, CPV Partners, LLC (together with its affiliates, including CPV Holdings, LLC, “CPV”) and Snow Phipps Group, LLC (together with its affiliates, “Snow Phipps”). The general partner of Wengen is Wengen Investments Limited, which is governed by a board of directors that includes representatives of CPV and Snow Phipps. As a result of such representation, CPV and Snow Phipps control the voting of the shares of common stock held by Wengen in the election of certain directors and may be deemed to share beneficial ownership over the securities beneficially owned by Wengen.
CPV has investment management authority over an investment fund that holds, directly and indirectly, limited partnership interests in Wengen which collectively relate to approximately 10,317,613 underlying shares of common stock held by Wengen. CPV may also be deemed to have voting and investment power over such portion of the common stock owned by Wengen as a result of its ability to direct Wengen with respect to certain voting and disposition of such securities. CPV also beneficially owns 5,694,225 shares of common stock, including 15,864 shares of common stock that were issued pursuant to the Company’s non-employee director compensation program. Steven A. Cohen is the senior managing member of CPV. In such capacity, Steven A. Cohen may also be deemed to be the beneficial owner having shared voting power and shared investment power with respect to the securities as described above. In the aggregate, and including shares held by Wengen as disclosed in this footnote (4) above, CPV and Steven A. Cohen may be deemed to beneficially own 18,179,391 shares of common stock, which represents, in the aggregate, approximately 13.0% of the outstanding shares of the common stock, calculated pursuant to the rules of the SEC. The address of CPV is 55 Hudson Yards, New York, New York 10001. The address of Steven A. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902.
Snow Phipps Group, L.P., SPG Co-Investment, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., and Snow Phipps Group (RPV), L.P. hold limited partnership interests in Wengen which relate to approximately 1,971,559, 10,667, 18,938, 63,723, and 102,666 underlying shares of common stock held by Wengen, respectively, for an aggregate of 2,167,553 shares, and may also be deemed to have voting and investment power over such portion of the common stock owned by Wengen as a result of their ability to direct Wengen with respect to certain voting and disposition of such securities. Snow Phipps Group, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., Snow Phipps Group (RPV), L.P. and SPG Co Investment L.P. also beneficially own, in aggregate among them, 15,105 shares of common stock, which shares are included above in the table for Ian K. Snow. SPG GP, LLC is the general partner of Snow Phipps Group (Offshore), L.P., Snow Phipps Group (B), L.P., Snow Phipps Group, L.P., Snow Phipps Group (RPV), L.P., and SPG Co-Investment, L.P. Ian Snow is the sole managing member of SGP GP, LLC. In such capacities, each of the entities and the individual referenced in this paragraph may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the securities as described above. The address of each of the persons and entities listed in this paragraph is 545 Madison Avenue, 10th Floor, New York, New York, 100226.
(5)Based solely on information reported by BlackRock, Inc. on Amendment No. 4 to Schedule 13G filed with the SEC on April 17, 2025. According to this Schedule 13G, BlackRock, Inc. has sole voting power with respect to 9,575,619 shares of common stock, sole dispositive power with respect to 9,752,681 shares of common stock, and shared voting power and shared dispositive power with respect to no shares of common stock. The reporting person listed its address as 50 Hudson Yards, New York, NY 10001.
(6)Includes 12,377 shares of common stock owned by the Munoz Charitable Giving Foundation, of which Mr. Muñoz is a director.
(7)Mr. Coulter is a new nominee for election to the Board of Directors at the 2026 Annual Meeting.
(8)Mr. Snow disclaims beneficial ownership of the shares held, directly or indirectly, by Snow Phipps. Does not include the common stock held of record by Wengen. See footnote (4) above for further information on any beneficial ownership of securities indirectly held through Wengen.
(9)Includes shares issuable upon the exercise of vested options to purchase an aggregate of 245,368 shares of common stock that are exercisable as of or within 60 days of the date of the above table. Does not include, in the aggregate, 279,429 RSUs reported as common stock beneficially owned in column 5 of Table I of Mr. Serck-Hanssen’s Form 4 filed on March 17, 2026.
(10)Includes shares issuable upon the exercise of vested options to purchase an aggregate of 17,582 shares of common stock that are exercisable as of or within 60 days of the date of the above table. Does not include 149,574 RSUs reported as common stock beneficially owned in column 5 of Table I of Mr. Buskirk’s Form 4 filed on March 17, 2026.
(11)Does not include 15,907 RSUs reported as common stock beneficially owned in column 5 of Table I of Ms. Brush’s Form 4 filed on March 17, 2026.
(12)Does not include 222,790 RSUs reported as common stock beneficially owned in column 5 of Table I of Mr. Cardoso’s Form 4 filed on March 17, 2026.
(13)Includes directors affiliated with Wengen or an investor in Wengen. Does not include the common stock held by Wengen. See footnote (4) above for further information on any beneficial ownership of securities indirectly held through Wengen.

42 Laureate Education, Inc.

Certain Relationships and Related Party Transactions, and Director Independence
Wengen Securityholders Agreement and Registration Rights Agreement
In connection with the completion of our initial public offering in 2017, we entered into (i) the Wengen Securityholders Agreement and (ii) an amended and restated registration rights agreement (the “Registration Rights Agreement”) among Wengen, Wengen Investments Limited, the Company and the other parties thereto.
Wengen Securityholders Agreement, as Amended. Pursuant to the October 28, 2021 amendment to the Wengen Securityholders Agreement, Wengen and the Wengen investors will be responsible for the payment of any taxes and any related fees, costs and expenses attributable to a direct or indirect transfer of Company common stock. Furthermore, Wengen and the Wengen investors will, at the time of any such transfer, pay to, or as directed by, the Company or Wengen (and the Company and Wengen have the right to withhold from any amounts distributable to Wengen or the Wengen investors) the amount of any taxes payable in Peru with respect to such transfer and any related costs, fees and expenses incurred by the Company, any of the Company’s subsidiaries or Wengen. Wengen will pay any amounts it so receives from the Wengen investors to the Company, and the Company will use such amounts to pay any taxes payable in Peru and its related costs, fees and expenses.
Registration Rights Agreement. Pursuant to the Wengen Registration Rights Agreement, certain registration rights were granted to Wengen and investment funds and other investors affiliated with or managed by, among others, Douglas L. Becker, our former Chairman and founder, Steven M. Taslitz, a former director of the Company, KKR, CPV, Snow Phipps and Sterling Fund Management, LLC (all such parties collectively, the “Wengen Investors”). Pursuant to the Registration Rights Agreement, the Wengen Investors were granted the right, beginning 180 days following the completion of our initial public offering, to cause us, at our expense, to use our reasonable best efforts to register certain shares of common stock held by the Wengen Investors and any securities issued in replacement of or in exchange for such shares of common stock for public resale, subject to certain limitations as set forth in the Registration Rights Agreement. The exercise of this “demand” right is limited to ten requests in the aggregate. In the event that we register any of our common stock, the Wengen Investors and management (pursuant to a provision in the Management Stockholder’s Agreements, as defined below) have a “piggyback right” which allows them to require us to use our reasonable best efforts to include shares of our common stock held by them in such registration, subject to certain limitations. The Registration Rights Agreement also provides for our indemnification of the Wengen Investors and management in connection with the registration of their securities.
Management Stockholder’s Agreements
Each of the stockholders of Laureate who is an employee or director or former employee or director of Laureate (each a “Management Stockholder”) and who received an equity grant prior to Laureate’s initial public offering in 2017 has entered into a stockholder’s agreement (each, a “Management Stockholder’s Agreement”) with Laureate and Wengen that gives Wengen a proxy to vote such holder’s shares of Laureate’s common stock. In addition, each Management Stockholder’s Agreement also imposes certain restrictive covenants on such Management Stockholders, including nondisclosure, noncompetition and nonsolicitation covenants. The Management Stockholder’s Agreements also grant each Management Stockholder certain piggyback registration rights in any registered sale of our common stock by Wengen or the Wengen Investors, subject to customary underwriters’ restrictions, including pro rata reduction and execution of customary custody and lockup agreements. The piggyback registration rights provided in the Management Stockholder’s Agreements expire upon a change in control of Laureate. The registration rights also provide for our indemnification of the Management Stockholders and their affiliates in connection with the “piggyback” registration of their securities.

2026 Proxy Statement 43

Transactions between the Company and Affiliates, Wengen and Directors
On March 13, 2025, the Company entered into a Stock Purchase Agreement with each of the Snow Phipps Group, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., Snow Phipps Group (RPV), L.P. and SPG Co-Investment, L.P., pursuant to which the Company purchased an aggregate of 520,831 shares of our common stock from such sellers at a purchase price of $17.47 per share for an aggregate purchase price of $9,100,506. This repurchase, which was approved as a related party transaction by the Audit and Risk Committee, was pursuant to the Company’s existing $100 million share repurchase program that was announced on September 13, 2024.
Conflicts of Interest Policy
The Audit and Risk Committee reviews all relationships and transactions in which Laureate and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in any particular transaction. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether Laureate or a related person has a direct or indirect material interest in the transaction. The Audit and Risk Committee of the Board of Directors reviews and approves or ratifies any related person transaction that meets this standard. In the course of the Audit and Risk Committee’s review and approval or ratification of a disclosable related person transaction, the committee considers:
•the nature of the related person’s interest in the transaction;
•the material terms of the transaction, including the amount and type of transaction;
•the importance of the transaction to the related person;
•the importance of the transaction to Laureate;
•whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Laureate; and
•any other matters the committee deems appropriate.
Any member of the Audit and Risk Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

44 Laureate Education, Inc.

Proposal 2:
Non-Binding Advisory Vote on Executive Compensation
(“Say-on-Pay”)
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act”, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, commonly referred to as a “Say-on-Pay” vote.
The advisory vote on executive compensation is a non-binding vote on the compensation of our NEOs as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The Compensation Discussion and Analysis section starts on page 14 of this Proxy Statement. Please read the Compensation Discussion and Analysis section, which provides a detailed discussion of our executive compensation program and compensation philosophy, including information about the 2025 compensation of our NEOs. This advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management.
The vote solicited by this Proposal 2 is advisory and therefore is not binding on Laureate, our Board of Directors or our Compensation Committee. The outcome of the vote will not require Laureate, our Board of Directors or our Compensation Committee to take any action and will not be construed as overruling any decision by Laureate, our Board of Directors or our Compensation Committee. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent that there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. Stockholders will be asked at the 2026 Annual Meeting to approve the following resolution pursuant to this Proposal 2:
“RESOLVED, that the compensation paid to the named executive officers of Laureate Education, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in our 2026 proxy statement, is hereby APPROVED.”
Assuming that a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares of common stock that are present in person via attendance at the virtual meeting or by proxy and entitled or required to vote on Proposal 2 will be necessary to approve the advisory vote on the executive compensation as disclosed in this Proxy Statement. Abstentions will have the effect of a vote against Proposal 2 and broker non-votes will not impact the outcome.
Recommendation of our Board of Directors
Our Board of Directors recommends that you vote “FOR” the approval of the executive compensation as disclosed in this Proxy Statement and as described in this “Proposal 2: Non-Binding Advisory Vote on Executive Compensation.”
If no vote indication is made on the accompanying proxy card or vote instruction form prior to the start of the 2026 Annual Meeting webcast, each such proxy will be deemed to grant authority to vote “FOR” the approval of the executive compensation as disclosed in this Proxy Statement and as described in this “Proposal 2: Non-Binding Advisory Vote on Executive Compensation.”

2026 Proxy Statement 45

Proposal 3:
Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm
The Audit and Risk Committee of our Board of Directors, which is solely responsible for selecting our independent registered public accounting firm, selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Although stockholder approval is not required to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm, we believe that submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment, then the appointment may be reconsidered by the Audit and Risk Committee. Even if the appointment is ratified, the Audit and Risk Committee may engage a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and our stockholders.
We expect that representatives of PricewaterhouseCoopers LLP will be present at the 2026 Annual Meeting, have the opportunity to make a statement if they desire to do so and be available to answer stockholders’ questions.
Assuming that a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares of common stock that are present in person via attendance at the virtual meeting or by proxy and entitled or required to vote on Proposal 3 will be necessary to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Because Proposal 3 is a routine matter, there will be no broker non-votes (and brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions before the date of the 2026 Annual Meeting), but abstentions will have the effect of a vote against Proposal 3.
Recommendation of our Board of Directors
Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
If no vote indication is made on the accompanying proxy card or vote instruction form prior to the start of the 2026 Annual Meeting, each such proxy will be deemed to grant authority to vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
In the event that the stockholders fail to ratify the appointment, the Audit and Risk Committee will consider it a direction to select other auditors for the subsequent year. Even if the appointment is ratified, the Audit and Risk Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of Laureate and its stockholders.

46 Laureate Education, Inc.

Audit and Risk Committee Matters
Audit and Risk Committee Report
Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit and Risk Committee is to oversee the accounting and financial reporting processes of Laureate and audits of its financial statements. The responsibilities of the Audit and Risk Committee include appointing and providing for the compensation of Laureate’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. Each of the members of the Audit and Risk Committee meets the independence requirements of Nasdaq and SEC rules.
Management has primary responsibility for the system of internal controls and the financial reporting process. PricewaterhouseCoopers LLP, Laureate’s independent registered public accounting firm, has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”).
In this context and in connection with the audited financial statements contained in Laureate’s Annual Report on Form 10-K, the Audit and Risk Committee has reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2025 with Laureate’s management and PricewaterhouseCoopers LLP. The Audit and Risk Committee has met with Laureate’s internal auditors and with its external auditors, separately and together, with and without management present, to discuss Laureate’s financial reporting processes and internal controls over financial reporting. The Audit and Risk Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the auditors’ communications with the Audit and Risk Committee concerning independence, discussed with the auditors their independence, and concluded that the non-audit services performed by PricewaterhouseCoopers LLP are compatible with maintaining their independence. The Audit and Risk Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
Based on the foregoing reviews and discussions, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC. We have selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.
AUDIT AND RISK COMMITTEE
George Muñoz, Chair
William J. Davis
Aristides de Macedo
Barbara Mair

2026 Proxy Statement 47

Audit Fees and All Other Fees
The following table shows the fees for audit and other services provided by PricewaterhouseCoopers LLP for 2025 and 2024:

(in millions)	2025	2024

Audit Fees(1)	$4.41	$4.56
Audit-Related Fees	—	—
Tax Fees(2)	0.06	0.03
All Other Fees(3)	0.06	—
Total	$4.53	$4.59
(1)Consists of fees related to the audit of our annual consolidated financial statements and required statutory audits, the review of our quarterly consolidated financial statements, accounting and financial reporting consultations and assistance with and review of documents filed with the SEC.
(2)Consists of fees for tax compliance and other tax services.
(3)Consists of fees for services that are not included in the above categories, primarily due diligence services.

Audit and Risk Committee Pre-approval of Service of Independent Registered Public Accounting Firm
Our Audit and Risk Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Our Audit and Risk Committee annually reviews and pre-approves services that may be provided by the independent registered public accounting firm for each audit year. The pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and modified if appropriate. The Chair of the Committee has the authority to pre-approve such services between meetings of our Audit and Risk Committee and reports such pre-approvals to our Audit and Risk Committee at the next regularly scheduled meeting.
During 2025, all audit and non-audit services provided by PricewaterhouseCoopers LLP were pre-approved by our Audit and Risk Committee or, consistent with the pre-approval policy of our Audit and Risk Committee, by the Chair of our Audit and Risk Committee for inter-meeting pre-approvals.

48 Laureate Education, Inc.

Proposal 4:
Approval of Laureate Education, Inc.
2026 Long-Term Incentive Plan
On February 10, 2026, upon the recommendation of the Compensation Committee, the Board of Directors (the “Board”) of Laureate Education, Inc. (the “Company”) approved the adoption of the Laureate Education, Inc. 2026 Long-Term Incentive Plan (the “2026 Plan”), subject to stockholder approval. If approved by our stockholders at the 2026 Meeting, the 2026 Plan will replace the Laureate Education, Inc. Amended and Restated 2013 Long-Term Incentive Plan (the “2013 Plan”) as the source of equity awards granted after May 22, 2026 (the date of the Company’s 2026 annual meeting of stockholders), and no additional equity awards will be granted under the 2013 Plan after such date.
In assessing the appropriate terms of the 2026 Plan, our Compensation Committee considered, among other items, our compensation philosophy and practices, the expiration of the 2013 Plan in June 2027, and advice from Meridian Compensation Partners, LLC, the Compensation Committee’s compensation consultant.
The 2026 Plan provides for 5.45 million shares of our common stock to be available for issuance thereunder, plus the number of shares available under the 2013 Plan as of the effective date of the 2026 Plan (3.1 million shares were available under the 2013 Plan as of March 24, 2026).
If approved, the 2026 Plan will be a key pay-for-performance component of the Company’s compensation program and the Company’s vehicle for granting equity-based compensation to its employees and directors. The Company believes that the proposed 2026 Plan is necessary in order to allow it to continue to utilize equity and performance-based awards to retain and attract the services of key individuals essential to the Company’s long-term growth and success and to further align their interests with those of our stockholders. The Company relies on equity awards, primarily restricted stock units (“RSUs”) and performance share units (“PSUs”), to encourage strong performance of key individuals and believes that equity incentives are necessary for the Company to remain competitive and to attract and retain highly qualified individuals.
Implications of Stockholder Approval of 2026 Plan. If the 2026 Plan is approved by our stockholders, subject to adjustments described in the 2026 Plan, 5.45 million shares of our common stock will be available for issuance under the 2026 Plan, plus the number of shares available under the 2013 Plan as of the effective date of the 2026 Plan. If approved by our stockholders, the 2026 Plan will replace the 2013 Plan as the source of equity awards granted after the date of the 2026 Annual Meeting, and no additional awards will be granted under the 2013 Plan following the 2026 Annual Meeting, although awards previously granted under the 2013 Plan which remain outstanding as of the date of approval by our stockholders of the 2026 Plan (any such awards, “2013 Plan Awards”) will remain outstanding pursuant to the terms of the 2013 Plan. As of March 24, 2026, there were 3.1 million shares of our common stock remaining available under the 2013 Plan for future awards, which shares will be available for issuance under the 2026 Plan upon stockholder approval.
Determination of the Number of Shares Available for Awards under the 2026 Plan. We are committed to using equity incentive awards prudently, within reasonable limits, and subject to performance and service-based vesting requirements. In setting the proposed number of shares reserved and issuable under the 2026 Plan, the Compensation Committee considered several factors, including the potential dilutive effect of equity awards outstanding under the 2013 Plan, the Company’s historical equity usage, and the potential total dilution associated with the 2026 Plan.

2026 Proxy Statement 49

Key Role of Equity Compensation in our Compensation Program. We use equity to compensate critical talent at our Company for the express purpose of fostering an employee ownership culture. If our stockholders do not approve the 2026 Plan, we will not be able to continue granting equity awards following the expiration of the 2013 Plan. This would require us to overhaul our compensation program, including: reducing or eliminating the proportion of compensation paid to our employees in equity, thereby decreasing our employees’ long-term alignment with our stockholders; and paying compensation entirely in cash or providing for other forms of incentive compensation to attract and retain employees that are less aligned with our stockholders’ interests. All of these alternatives would reduce our liquidity for growth opportunities, strategic investment in our business, and returning capital to our stockholders.
Prudent Use of Stockholder Capital. The Compensation Committee has been a careful steward of stockholder capital as evidenced by our grant practices and the fact that this is our first share request in nearly ten years. The Compensation Committee thoroughly and regularly reviews our compensation strategy and share usage, and the Board as a whole acts to mitigate dilutive impact, including by returning a significant amount of capital to stockholders. The Company also repurchases shares when prudent, helping to offset the dilutive impact of our share-based incentive program over time.
Burn Rate. Equity burn rate is calculated by dividing (i) the number of shares of common stock subject to equity awards granted during the fiscal year (after taking into account adjustments to performance-based awards for actual performance) by (ii) the number of shares outstanding at the end of the fiscal year.
Our burn rate for the past three fiscal years has been as follows:

Fiscal Year	Stock Options or SARs Granted	Total Number of Full Value Awards Granted(1)	Stock Options + Full Value Award	Weighted Average Basic Number of Shares of Common Stock Outstanding	Burn Rate

2025	—	760,000	760,000	147,825,000	0.51%
2024	—	960,000	960,000	153,273,000	0.63%
2023	—	712,000	712,000	157,256,000	0.45%
(1) Consists of both RSUs and PSUs granted under the 2013 Plan.
The Board believes that we have used equity in a reasonable manner, with a three-year average burn rate of approximately 0.53% of our common shares outstanding.
Expected Share Pool Duration. Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the Plan will be sufficient to provide awards for approximately ten years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, and how the Company chooses to balance total compensation between cash and equity-based awards.
Total Potential Dilution. Our equity plan dilution rate (or overhang) as of March 24, 2026 was 3.37% (calculated by dividing (1) the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the 2013 Plan, by (2) the total number of common shares outstanding). As of March 24, 2026, the shares remaining available under the 2013 Plan and shares subject to outstanding awards represented 2.23% and 1.14% of our current overhang, respectively. As shown in the table below, if shareholders approve the 2026 Plan, the issuance of 5.45 million shares under the 2026 Plan would increase our total potential dilution rate by 3.89% to 7.26%.

50 Laureate Education, Inc.

Share Information on Equity Compensation Plans as of March 24, 2026. The following table provides information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plans as of March 24, 2026 (except as otherwise noted):

Total number of stock options outstanding(1)	284,331
Total number of full value awards outstanding (includes RSUs and PSUs)(2)	1,309,710
Total number of shares remaining available for future grant under the 2013 Plan(3)	3,127,121
Total number of shares of common stock outstanding as of the Record Date	140,062,673
(1)The weighted-average exercise price of the stock options outstanding was $5.49 and the weighted-average remaining term of the stock options outstanding was 2.22 years. The Company did not have any stock appreciation rights outstanding as of March 24, 2026.
(2)Assumes performance-based awards will vest and pay out based on maximum performance levels being achieved.
(3)Represents the total number of shares available for future awards under the 2013 Plan reflecting performance-based awards at maximum payout. The 2013 Plan was our only active equity compensation plan as of March 24, 2026.
Stockholder-Favorable Plan Changes. The 2026 Plan is similar to the 2013 Plan, with certain changes to reflect technical updates and clarifications, changes in applicable laws and prevailing compensation and governance best practices. These changes include, but are not limited to:
•Prohibition on Liberal Share Recycling. Shares withheld or tendered to pay the exercise price or applicable withholding taxes related to an award will not be recycled back into the pool of shares available for awards under the 2026 Plan.
•Definition of “Change in Control”. The Board will have discretion to determine when a sale, transfer or other disposition of all or substantially all assets of the Company constitutes a “Change in Control”, rather than a “Change in Control” automatically being triggered if the assets involved in any such transaction are equal to or greater than 80% of the total gross fair market value of the Company’s assets.
•Annual Limit on Non-Employee Director Compensation. The 2026 Plan establishes a $750,000 limit on the total compensation (cash and equity) that non-employee directors may receive for their service as a non-employee director during any fiscal year.
•No Dividends or Dividend Equivalents on Unvested Awards. The 2026 Plan prohibits the current payment of dividends or dividend equivalent rights on unvested awards, including performance share unit awards.
The following description of the 2026 Plan is not complete and is qualified by reference to the full text of the 2026 Plan, which is attached as Appendix A to the proxy statement.
The Laureate Education, Inc. 2026 Long-Term Incentive Plan
Purpose. The purpose of our 2026 Plan is to provide a means to attract and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of shares of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.
Administration. Our 2026 Plan will be administered by the Compensation Committee, or any subcommittee to which it has properly delegated power, or if no such committee or subcommittee exists, our Board (such administering body referred to herein, for purposes of this description of the 2026 Plan, as the “Committee”). Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which our securities are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of our 2026 Plan.

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The Compensation Committee has the authority to, among other things, designate participants and determine the type, terms and conditions of awards to be granted to a participant, including vesting conditions and settlement terms and methods. The Committee also has authority to interpret and administer our 2026 Plan and the awards granted thereunder.
Eligibility. Any director, officer, employee (other than an employee covered by a collective bargaining agreement unless and to the extent eligibility is set forth in the applicable collective bargaining agreement or other related agreement), consultant and advisor of the Company and its subsidiaries will be eligible to participate in the 2026 Plan. The Committee may select such eligible individuals to receive an award under the 2026 Plan. As of March 24, 2026, approximately 70 employees and 10 non-employee directors of the Company were eligible to participate in the 2013 Plan.
Awards Subject to our 2026 Plan. Our 2026 Plan provides that the total number of shares of common stock that may be issued under our 2026 Plan is 5.45 million shares, plus the number of shares available under the 2013 Plan as of the effective date of the 2026 Plan (3.1 million shares were available under the 2013 Plan as of March 24, 2026), or the “Absolute Share Limit.” The maximum number of shares of our common stock issuable upon exercise of incentive stock options (or “ISOs”) is also equal to the Absolute Share Limit; and during a single fiscal year, each non-employee director may be granted a number of shares of common stock subject to awards, taken together with any cash fees paid to such non‑employee director during the fiscal year, that shall not exceed a total value of $750,000 (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).
To the extent that (i) an award under our 2026 Plan or a 2013 Plan Award expires or is canceled, forfeited, terminated, settled in cash or is otherwise settled without issuance to the participant of the full number of shares of common stock to which the award related, the unissued shares will again be available for grant under our 2026 Plan. Shares of common stock withheld or surrendered in payment of any exercise price or taxes relating to an award or a 2013 Plan Award, shall be deemed to constitute issued Shares and shall not be available for grant under our 2026 Plan. Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (“Substitute Awards”), and such Substitute Awards will not be counted against the Absolute Share Limit, except that Substitute Awards intended to qualify as incentive stock options will count against the limit on incentive stock options described above.
Options. Under our 2026 Plan, the Committee may grant non-qualified stock options and incentive stock options that comply with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The maximum term for stock options granted under our 2026 Plan will be ten years from the initial date of grant, or such shorter period as prescribed by Section 422 of the Code. The 2026 Plan allows the purchase price payable upon the exercise of a stock option to be paid to us in a number of ways, including cash, “cashless exercise” , and “net exercise”. At the Committee’s discretion, any fractional shares of common stock shall be settled in cash, other securities, or other property or cancelled, terminated or otherwise eliminated with, or without, consideration.
Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) under our 2026 Plan, with terms and conditions determined by the Committee that are not inconsistent with our 2026 Plan. The Committee may grant SARs in tandem with an option, but the Committee may also award SARs independent of any option. Generally, each SAR will entitle the participant upon exercise to an amount (in cash, shares of common stock or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (a) the fair market value on the exercise date of one share of our common stock over (b) the strike price per share of our common stock covered by the SAR, times (ii) the number of shares of our common stock covered by the SAR, less any taxes required to be withheld. The strike price per share of our common stock covered by a SAR will be determined by the Committee at the time of grant but in no event may such strike price be less than 100% of the fair market value of a share of common stock on the date the SAR is granted (other than as otherwise provided by the Committee in the case of SARs that are Substitute Awards).

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Restricted Stock and Restricted Stock Units. The Committee may grant restricted shares of our common stock or may grant RSUs, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share of our common stock for each RSU, or, in the sole discretion of the Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of our 2026 Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock upon grant, including, without limitation, the right to vote such restricted shares of common stock.
Other Equity-Based Awards and Other Cash-Based Awards. The Committee may grant other equity-based or cash-based awards under our 2026 Plan, with terms and conditions determined by the Committee that are not inconsistent with our 2026 Plan.
Performance Awards. Performance Awards. The Committee may grant performance shares and performance units under our 2026 Plan for which the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified performance period. Performance targets may include, but are not limited to: net earnings, net income, earnings per share, net or gross revenue or revenue growth, cash flow measures, actual or adjusted earnings before or after interest, taxes, depreciation, and/or amortization, share price, total enrollment, stockholder return, and customer/client retention.
Effect of Certain Events on Our 2026 Plan and Awards. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to acquire shares of common stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of common stock (including a Change in Control), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations, or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the Absolute Share Limit, or any other limit applicable under the 2026 Plan with respect to the number of awards which may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under the 2026 Plan or any sub‑plan; and (C) the terms of any outstanding award, including, without limitation, (I) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate; (II) the exercise price or strike price with respect to any award; (III) any applicable performance measures; or (IV) the right to receive dividends or dividend equivalents; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.
In connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any one or more of the following: (i) substitution or assumption of awards, acceleration of the exercisability of, lapse of restrictions on, or termination of, awards, or a period of time for participants to exercise outstanding awards prior to the occurrence of such event; (ii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including, without limitation, any awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event) the value of such awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of our common stock received by our other stockholders in such event), including, without limitation, in the case of stock options and SARs, a cash payment equal to the excess, if any, of the fair market value of the shares of our common stock subject to the option or SAR over the aggregate exercise price or strike price thereof, or, in the case of restricted stock, RSUs, or other equity-based awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award prior to cancellation, or the

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underlying shares in respect thereof; and (iii) cancellation of any one or more outstanding awards that are not vested as of such cancellation for no consideration in respect thereof.
Amendment and Termination. Our Board of Directors may amend, alter, suspend, discontinue or terminate our 2026 Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination may be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to our 2026 Plan; (ii) it would materially increase the number of securities which may be issued under our 2026 Plan (except for adjustments in connection with certain corporate events); or (iii) it would materially modify the requirements for participation in our 2026 Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect an award holder’s rights with respect to a previously granted and outstanding award will not be effective without the consent of the affected holder of such award.
The Committee may, to the extent consistent with the terms of our 2026 Plan and any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively (including after a termination of employment or services, as applicable); provided, that, except as otherwise permitted in our 2026 Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect an award holder’s rights with respect to a previously granted and outstanding award will not be effective without the consent of the affected holder of such award; provided, further, that without stockholder approval, except as otherwise permitted in our 2026 Plan, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR; (ii) the Committee may not cancel any outstanding option or SAR and replace it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the canceled option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.
Nontransferability of Awards. No award will be permitted to be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any of our subsidiaries. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, to a participant’s family members, any trust established solely for the benefit of a participant or such participant’s family members, any partnership or limited liability company of which a participant, or such participant and such participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.
Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide as part of an award dividends or dividend equivalents, on such terms and conditions as may be determined by the Committee in its sole discretion; provided that no dividend or dividend equivalents are payable in respect of any unvested award, outstanding option, or any outstanding SAR. Any dividends payable in respect of restricted stock awards that remain subject to vesting conditions shall be retained by the Company and delivered to the participant within 15 days following the date on which such restrictions on such restricted stock awards lapse and, if such restricted stock is forfeited, the participant shall have no right to such dividends. Dividend equivalent payments attributable to RSUs shall be distributed to the participant in cash or, in the sole discretion of the Committee, in shares of our common stock having a fair market value equal to the amount of the dividends paid on shares of our common stock, within 15 days of the settlement of the RSUs and, if such RSUs are forfeited, the participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).

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Clawback/Repayment. All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by our Board or the Committee and as in effect from time to time and (ii) applicable law. To the extent that a participant has received any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay us any such excess amount unless otherwise determined by the Committee. Additionally, if a participant engages in any detrimental activity (e.g., unauthorized disclosure or use of confidential information, any activity that would be grounds to be terminated for cause, a breach of restrictive covenants, or fraud or conduct contributing to any financial restatements or irregularities, each as determined by the Committee), the Committee may, in its sole discretion, provide for cancellation of awards and/or forfeiture or repayment to the Company of any gain realized by the participant on the vesting or exercise of awards.
Registration with the SEC. If Proposal 4 is approved by our stockholders, the Company will file a registration statement on Form S-8 with the SEC with respect to the shares of the Company’s common stock to be registered pursuant to the 2026 Plan as soon as reasonably practicable following stockholder approval.
United States Federal Income Tax Consequences
The following is a general summary of certain material U.S. federal income tax consequences of the grant, vesting, settlement and exercise of certain awards under our 2026 Plan and the disposition of shares acquired pursuant to the exercise of such awards. This summary is intended to reflect the current provisions of the Code and is neither intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards granted under our 2026 Plan are exempt from, or comply with, the rules under Section 409A of the Code related to non-qualified deferred compensation. Moreover, the U.S. federal income tax consequences to any particular holder may differ from those described herein by reason of, among other things, the particular circumstances of such holder.
Incentive Stock Options. An option granted as an “incentive stock option” under Section 422 of the Code may qualify for special tax treatment. The Code requires that, for treatment of an option as an ISO, common stock acquired through the exercise date of the option cannot be disposed of before the later of (i) two years from the date of grant of the option or (ii) one year from the date of exercise. Holders of ISOs will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the option “spread value” at the time of exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as applicable. Assuming both holding periods are satisfied, we will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of those shares, with certain exceptions, the holder will generally realize ordinary income at the time of such disposition equal to the difference between the exercise price and the fair market value of a share on the date of exercise, and that amount will generally be deductible by us for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Any additional gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss to the holder for which we are not entitled to a deduction. Finally, if an otherwise qualified ISO first becomes exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the ISO in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.
Non-qualified Stock Options. In general, in the case of a non-qualified stock option, the holder has no federal income tax liability at the time of grant but realizes ordinary income upon exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares acquired upon exercise over the exercise price. We will be able to deduct this same amount for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss to the holder for which we are not entitled to a deduction.

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Stock Appreciation Rights. No federal income tax liability will be realized by a holder upon the grant of a stock appreciation right. Upon the exercise of a SAR, the holder will recognize ordinary income in an amount equal to the fair market value of the shares of common stock or cash payment received in respect of the SAR. We will be able to deduct this same amount for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if the SAR is settled in shares) is treated as capital gain or loss to the holder for which we are not entitled to a deduction.
Restricted Stock. A holder will not have any federal income tax liability upon the grant of an award of restricted stock unless the holder otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the holder will have ordinary income equal to the difference between the fair market value of the shares on that date over the amount the holder paid for such shares, if any. Any future appreciation in the common stock will be taxable to the holder at capital gains rates. If the restricted stock award is later forfeited, the holder will not be able to recover any tax previously paid pursuant to a Section 83(b) election. We will be able to deduct, at the same time as it is recognized by the holder, the amount of ordinary income to the holder for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Special rules apply to the receipt and disposition of restricted stock received by officers and directors who are subject to Section 16(b) of the Exchange Act.
Restricted Stock Units and Performance Awards. A holder will not have any federal income tax liability at the time a restricted stock unit, performance share or performance unit is granted. Rather, upon the delivery of shares (or cash) pursuant to such award, the holder will have ordinary income equal to the fair market value of the number of shares (or the amount of cash) the holder actually receives with respect to the award. We will be able to deduct the amount of ordinary income to the holder for federal income tax purposes, but the deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if the restricted stock unit, performance share or performance unit is settled in shares) is treated as capital gain or loss to the holder for which we are not entitled to a deduction.
Other Equity-Based Awards. A holder will have ordinary income equal to the difference between the fair market value of the shares on the date the common stock subject to such other equity-based award is transferred to the holder over the amount the holder paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the holder, the amount of ordinary income to the holder for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Any gain or loss recognized upon a subsequent sale or exchange of the stock is treated as capital gain or loss to the holder for which we are not entitled to a deduction.
Future Plan Benefits
All awards to persons that are or are expected to become directors, officers, employees, consultants or advisors of the Company under the 2026 Plan will be made entirely in the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2026 Plan in the future are not determinable at this time.
Recommendation of our Board of Directors
Our Board of Directors recommends that you vote “FOR” the approval of the Laureate Education, Inc. 2026 Long-Term Incentive Plan disclosed in this Proxy Statement and as described in this “Proposal 4: Approval of Laureate Education, Inc. 2026 Long-Term Incentive Plan.”
If no vote indication is made on the accompanying proxy card or vote instruction form prior to the start of the 2026 Annual Meeting webcast, each such proxy will be deemed to grant authority to vote “FOR” the approval of the Laureate Education, Inc. 2026 Long-Term Incentive Plan as disclosed in this Proxy Statement and as described in this “Proposal 4: Approval of Laureate Education, Inc. 2026 Long-Term Incentive Plan.”

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Other Information
Questions and Answers about the 2026 Annual Meeting
Q:    Why did I receive these materials?
A:    We are making this Proxy Statement available to you on or around April 9, 2026 because the Board of Directors is soliciting your proxy to vote at the 2026 Annual Meeting to be held on Thursday, May 21, 2026, at 10:00 a.m., Eastern Daylight Time, via a virtual meeting that will be webcast live and accessed at www.virtualshareholdermeeting.com/LAUR2026, or at any adjournments thereof. The information provided in this Proxy Statement is for your use in deciding how to vote on the proposals described herein.
Q:    Who is entitled to attend and vote at the Annual Meeting?
A:    You can attend and vote at the 2026 Annual Meeting webcast if, as of the close of business on March 24, 2026, the record date for the 2026 Annual Meeting, you were a stockholder of record of Laureate’s common stock. As of the record date, there were 140,062,673 shares of our common stock outstanding.
To attend and participate in the 2026 Annual Meeting webcast, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in street name, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. The meeting webcast will begin promptly at 10:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Daylight Time, and you should allow ample time for the check-in procedures.
Q:    What is the difference between being a registered stockholder and holding shares in street name?
A:    A registered stockholder holds shares in his or her name. Shares held in street name means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.
Q:    What do I do if my shares are held in street name?
A:    If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
Q:    What are the voting rights of each share of common stock?
A:    For each proposal, stockholders are entitled to cast one vote for each share of common stock held as of the record date. There are no cumulative voting rights.
Q:    How do I attend and vote at the Annual Meeting?
A:    We will be hosting the 2026 Annual Meeting live via audio webcast. Any stockholder can attend the 2026 Annual Meeting live online by accessing www.virtualshareholdermeeting.com/LAUR2026. You will need to obtain your own Internet access if you choose to virtually attend the 2026 Annual Meeting. If you were a stockholder as of the record date, or you hold a valid proxy for the 2026 Annual Meeting, you can vote at the 2026 Annual Meeting. A summary of the information that you need to attend the 2026 Annual Meeting webcast is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/LAUR2026.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/LAUR2026 on the day of the 2026 Annual Meeting.
•Webcast starts at 10:00 a.m., Eastern Daylight Time.

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•You will need your 16-Digit Control Number to enter the 2026 Annual Meeting.
•Stockholders may submit questions while attending the 2026 Annual Meeting via the Internet.
•Webcast replay of the 2026 Annual Meeting will be available until May 21, 2027.
Q:    What if during the check-in time or during the 2026 Annual Meeting webcast I have technical difficulties or trouble accessing the virtual meeting website?
A:    We will have technicians ready to assist you with any technical difficulties that you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the 2026 Annual Meeting login page.
Q:    Can I vote my shares before the Annual Meeting?
A:    Yes. If you are a registered stockholder, there are three ways to vote your shares before the 2026 Annual Meeting webcast:
•By Internet (www.proxyvote.com) — Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 20, 2026. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions on the website to vote your shares.
•By telephone (1-800-690-6903) — Submit your vote by telephone until 11:59 p.m. EDT on May 20, 2026. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions provided by the recorded message to vote your shares.
•By mail — If you received a paper copy of the proxy materials, you can vote by mail by filling out the proxy card enclosed with those materials and returning it using the instructions on the card. To be valid, proxy cards must be received before the start of the 2026 Annual Meeting webcast.
If your shares are held in street name, your bank, broker or other nominee may provide you with a Notice of Internet Availability of Proxy Materials that contains instructions on how to access our proxy materials and vote online or request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a vote instruction form so that you can instruct your bank, broker or other nominee how to vote your shares.
Please see the Notice of Internet Availability of Proxy Materials or the information that your bank, broker or other nominee provided you for more information on these voting options.
Q:    Can I revoke my proxy or change my voting instructions once submitted?
A:    If you are a registered stockholder, you can revoke your proxy and change your vote before the 2026 Annual Meeting webcast by:
•Voting again by Internet or telephone before 11:59 p.m. EDT on May 20, 2026 (only the latest vote you submit will be counted);
•Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the 2026 Annual Meeting webcast); or
•Sending a written notice of revocation to us to the attention of our Secretary (the notification must be received by 11:59 p.m. EDT on May 20, 2026). The notice should be addressed as follows: Laureate Education, Inc., PMB 1158, 1000 Brickell Ave, Suite 715, Miami, Florida 33131, Attn: Secretary.
If your shares are held in street name, you should contact your bank, broker or other nominee about revoking your voting instructions and changing your vote before the 2026 Annual Meeting webcast. If you are eligible to vote at the 2026 Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the 2026 Annual Meeting webcast by casting a ballot via the online platform before the polls close.

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Q:    What will happen if I submit my proxy but do not vote on a proposal?
A:    If you submit a valid proxy but fail to provide instructions on how you want your shares to be voted, properly submitted proxies will be voted:
•“FOR” the election of Andrew B. Cohen, Julian Coulter, William J. Davis, Pedro del Corro, Aristides de Macedo, Barbara Mair, George Muñoz, Eilif Serck-Hanssen and Ian K. Snow, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2027, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal;
•“FOR” the advisory vote to approve named executive officer compensation;
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the year ending December 31, 2026; and
• “FOR” the approval of the Laureate Education, Inc. 2026 Long-Term Incentive Plan.
If any other item is properly presented for a vote at the meeting, the shares represented by your properly submitted proxy will be voted at the discretion of the proxies.
Q:    What will happen if I neither submit my proxy nor vote my shares in person at the 2026 Annual Meeting?
A:    If you are a registered stockholder, your shares will not be voted.
If your shares are held in street name, your bank, broker or other nominee may vote your shares on certain “routine” matters. The ratification of independent auditors is currently considered to be a routine matter. On this matter, your bank, broker or other nominee can:
•Vote your street-name shares even though you have not provided voting instructions; or
•Choose not to vote your shares.
The other matters that you are being asked to vote on are not routine and cannot be voted by your bank, broker or other nominee without your instructions. When a bank, broker or other nominee is unable to vote shares for this reason, it is called a “broker non-vote.”
Q:    What does it mean if I receive more than one set of materials?
A:    You probably have multiple accounts with us and/or banks, brokers or other nominees. You should vote all of the shares represented by the proxy cards and/or voting instruction forms. Certain banks, brokers or other nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your bank, broker or other nominee for more information.
Q:    How many shares must be present to conduct business at the 2026 Annual Meeting?
A:    To carry on the business of the 2026 Annual Meeting, holders of a majority of the voting power of common stock issued and outstanding as of the record date must be present in person via attendance at the virtual meeting or represented by proxy.
Q:    What vote is required to approve each proposal?
A:    For Proposal 1, directors will be elected by a plurality of the votes of the shares of our common stock present in person via attendance at the virtual meeting or represented by proxy at the 2026 Annual Meeting at which a quorum is present, which means that the ten nominees receiving the highest number of affirmative votes will be elected.
For Proposal 2, the advisory vote to approve named executive officer compensation, the affirmative vote of a majority of the voting power of the shares of our common stock present in person via attendance at the virtual meeting or represented by proxy (and entitled or required to vote thereon) at the 2026 Annual Meeting at which a quorum is present will be required for approval.

2026 Proxy Statement 59

For Proposal 3, the ratification of the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the year ending December 31, 2026, the affirmative vote of a majority of the voting power of the shares of our common stock present in person via attendance at the virtual meeting or represented by proxy (and entitled or required to vote thereon) at the 2026 Annual Meeting at which a quorum is present will be required for approval.
For Proposal 4, the approval of the Laureate Education, Inc. 2026 Long-Term Incentive Plan, the affirmative vote of a majority of the voting power of the shares of our common stock present in person via attendance at the virtual meeting or represented by proxy (and entitled or required to vote thereon) at the 2026 Annual Meeting at which a quorum is present will be required for approval.
Q:    Are abstentions and broker non-votes counted in the vote totals?
A:    A broker non-vote occurs when shares held by a bank, broker or other nominee are not voted with respect to a particular proposal because the bank, broker or other nominee does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your bank, broker or other nominee holds your shares in its name and you do not instruct your bank, broker or other nominee how to vote, your bank, broker or other nominee will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a bank, broker or other nominee who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At our 2026 Annual Meeting, only Proposal 3 (the ratification of the appointment of our independent registered public accounting firm) is considered a routine matter. Your bank, broker or other nominee will therefore not have discretion to vote on the election of directors or the advisory vote to approve named executive officer compensation, as these are “non-routine” matters.
Broker non-votes and abstentions by stockholders from voting (including banks, brokers or other nominees holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present at the virtual meeting. However, as the ten nominees receiving the highest number of affirmative votes will be elected, abstentions and broker non-votes will not affect the outcome of the election of Directors. With regard to the affirmative vote of the shares present at the virtual meeting or represented by proxy required for Proposal 2 and Proposal 4, abstentions will have the effect of a vote against Proposal 2 and Proposal 4, and, because they are non-routine matters, broker non-votes will not impact the outcome of Proposal 2 or Proposal 4. With regard to the affirmative vote of the shares present at the virtual meeting or represented by proxy required for Proposal 3, it is a routine matter so there will be no broker non-votes (and brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions before the date of the 2026 Annual Meeting), and abstentions will have the effect of a vote against Proposal 3.
Q:    How are votes counted?
A:    In the election of directors, Proposal 1, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.
For Proposal 2, Proposal 3 and Proposal 4 you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”
If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated on a properly executed proxy card or over the telephone or Internet, the shares will be voted as recommended by our Board of Directors. (See “What will happen if I submit my proxy but do not vote on a proposal?” for additional information.)
Q:    Is my vote confidential?
A:    Yes. The vote of any stockholder will not be revealed to anyone other than a tabulator of votes or an election inspector, except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against Laureate, (iii) to allow the Inspectors of Election to certify the results of the stockholder vote, (iv) in the event that a proxy solicitation in opposition to Laureate or the election of the Board of Directors takes place, (v) if a stockholder has requested that his or her vote be disclosed, or (vi) to respond to stockholders who have written comments on Proxy Cards.

60 Laureate Education, Inc.

Q:    Will any other business be transacted at the meeting? If so, how will my proxy be voted?
A:    Management does not know of any business to be transacted at the 2026 Annual Meeting other than those matters described in this Proxy Statement. The period specified in the proxy statement for our 2026 Annual Meeting of Stockholders for submitting additional proposals to be considered at the meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the meeting, and any adjournments thereof, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.
Q:    Who will pay the cost of soliciting votes for the 2026 Annual Meeting?
A:    We will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement and the accompanying materials. The largest expense in the proxy process is printing and mailing the proxy materials. Proxies also may be solicited on behalf of Laureate by directors, officers or employees of Laureate in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. We have engaged Broadridge Financial Solutions, Inc. to assist us in the distribution of proxies. We also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.
Q:    When will you publish the results of the 2026 Annual Meeting?
A:    We will include the results of the votes taken at the 2026 Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the 2026 Annual Meeting webcast.
Annual Report
Our 2025 Annual Report, which includes our consolidated financial statements for the year ended December 31, 2025, is available on our website at http://investors.laureate.net under “Financials.” Otherwise, please call 786-209-3368 and a copy will be sent to you without charge. You may also request a free copy of our 2025 Annual Report by writing to Laureate Education, Inc., c/o Investor Relations, PMB 1158, 1000 Brickell Ave, Suite 715, Miami, Florida 33131.
Communications with the Board of Directors
Stockholders or other interested parties may communicate with any Director or Committee of the Board of Directors by writing to Laureate Education, Inc., PMB 1158, 1000 Brickell Ave, Suite 715, Miami, Florida 33131, Attention: Secretary. Comments or questions regarding Laureate’s accounting, internal controls or auditing matters will be referred to members of the Audit and Risk Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee. The office of the Corporate Secretary reviews correspondence received and will filter advertisements, solicitations, spam and other such items not related to a director’s duties and responsibilities. All other relevant correspondence addressed to a director will be forwarded to that director, or if none is specified, to the Chairman of the Board.

2026 Proxy Statement 61

Deadlines for Submitting Stockholder Proposals for the 2027 Annual Meeting
We provide to stockholders the opportunity, under certain circumstances and consistent with our Bylaws and the rules of the SEC, to participate in our governance by submitting proposals and director nominations for consideration at our annual meetings of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule14a-8”). For a proposal to be included in our proxy statement and proxy card for our 2027 Annual Meeting of Stockholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than December 10, 2026. Additionally, if our 2027 Annual Meeting of Stockholders is held not more than thirty days before or more than seventy days after May 21, 2027, any stockholder proposal or director nomination for our 2027 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered “untimely” if it is received by us prior to the close of business on January 21, 2027 or later than the close of business on February 20, 2027 or after the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made by us. An untimely proposal may not be brought before or considered at our 2027 Annual Meeting of Stockholders. Any stockholder proposal or director nomination submitted must also be made in compliance with our Amended and Restated Certificate of Incorporation and our Bylaws. Our Nominating and Corporate Governance Committee uses the same process for evaluating all director nominations, regardless of the source of the recommendation.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.
All stockholder proposals and director nominations must be addressed to the attention of our Secretary at Laureate Education, Inc., PMB 1158, 1000 Brickell Ave, Suite 715, Miami, Florida 33131. The chair of our 2026 Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., banks, brokers or other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Stockholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such stockholders. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other stockholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the proxy card or vote instruction form. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Laureate Education, Inc., PMB 1158, 1000 Brickell Ave, Suite 715, Miami, Florida 33131, Attention: Secretary. Our proxy materials are also available on the Investors section of our website at http://www.laureate.net.
Other Matters
As of April 9, 2026, our Board of Directors knows of no other business to be acted upon at the 2025 Annual Meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.
BY ORDER OF THE BOARD OF DIRECTORS,

Leslie S. Brush
Senior Vice President, Chief Legal Officer and Secretary

62 Laureate Education, Inc.

Appendix A
Laureate Education, Inc. 2026 Long-Term Incentive Plan

1.Purpose. The purpose of the Laureate Education, Inc. 2026 Long-Term Incentive Plan is to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel, and to provide a means whereby directors, officers, employees, consultants, and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.
2.Definitions. The following definitions shall be applicable throughout the Plan.
(a)“Absolute Share Limit” has the meaning given to such term in Section 5(b) of the Plan.
(b)“Adjustment Event” has the meaning given to such term in Section 12(a) of the Plan.
(c)“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract, or otherwise.
(d)“Applicable Law” means each applicable law, rule, regulation and requirement, including, but not limited to, each applicable U.S. federal, state or local law, any rule or regulation of the applicable securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted and each applicable law, rule or regulation of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as each such laws, rules and regulations shall be in effect from time to time.
(e)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Other Equity-Based Award, and Other Cash-Based Award granted under the Plan or the Prior Plan.
(f)“Award Agreement” means the document or documents by which each Award (other than an Other Cash-Based Award) is evidenced, which may be in written or electronic form.
(g)“Board” means the Board of Directors of the Company.
(h)“Cause” has the meaning ascribed to such term in a Participant’s employment or service agreement, or if not so defined (or no such agreement exists), means any of the following: (i) engagement in any Detrimental Activity, (ii) any material breach by a Participant of any of such Participant’s obligations under such Participant’s employment or service agreement, as applicable, (iii) the continued failure or refusal of a Participant to substantially perform the duties reasonably required of a Participant as an employee or service provider of the Company and its Subsidiaries and Affiliates, (iv) any breach of fiduciary duty, gross negligence, willful malfeasance or material violation of the Company’s and its Subsidiaries’ written policies, including any code of conduct, (v) commission, conviction of, or pleading guilty or nolo contendere to (A) any felony or (B) any other crime involving fraud or moral turpitude (or any other crime relating to the Company and its Subsidiaries and Affiliates which is, or could reasonably be expected to be, materially injurious to the Company and its Subsidiaries and Affiliates), (vi) theft, embezzlement, fraud or other similar conduct by the Participant in connection with the performance of the Participant’s duties with the Company and its Subsidiaries and Affiliates.

2026 Proxy Statement A-1

(i)“Change in Control” means:
(i) the acquisition (whether by purchase, merger, consolidation, combination, or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then-outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants or upon the vesting of Awards, the conversion of convertible stock or debt, the exchange of exchangeable stock or units, and the exercise of any similar right to acquire such Common Stock; or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);
(ii) during any period of 12 months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any Person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to be an Incumbent Director; or
(iii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company.
(j)“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations, or guidance.
(k)“Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.
(l)“Common Stock” means the common stock of the Company, par value $0.004 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).
(m)“Company” means Laureate Education, Inc., a Delaware corporation, and any successor thereto.
(n)“Company Group” means, collectively, the Company and its Subsidiaries.
(o)“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(p)“Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction other than the United States of America that may be designated by the Board or the Committee from time to time.

A-2 Laureate Education, Inc.

(q)“Detrimental Activity” means any of the following: (i) unauthorized disclosure or use of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group, or (iv) fraud or conduct contributing to any financial restatements or irregularities, in each case, as determined by the Committee in its sole discretion.
(r)“Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability”, as defined in any employment, severance, consulting or other similar agreement between the Participant and the Service Recipient in effect at the time of such Termination; or (ii) in the absence of any such employment, severance, consulting or other similar agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Service Recipient or other member of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the position at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists in the absence of a long-term disability plan shall be made by the Company (or its designee) in its sole and absolute discretion.
(s)“Effective Date” means the effective date of this Plan, as defined in Section 3.
(t)“Eligible Person” means any: (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group or any other Person, in each case, who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) through (iii) above, has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.
(u)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations, or guidance.
(v)“Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.
(w)“Fair Market Value” means, on a given date: (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported, or, in the Committee’s discretion, the average selling price of the Common Stock during a specified period that is within 30 days before or 30 days after such date, provided that, with respect to the grant of an Option or Stock Appreciation Right, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.
(x)“GAAP” has the meaning given to such term in Section 7(d) of the Plan.
(y)“Immediate Family Members” has the meaning given to such term in Section 14(b)(ii) of the Plan.
(z)“Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(aa)“Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.

2026 Proxy Statement A-3

(ab)“Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.
(ac)“Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(ad)“Option” means an Award granted under Section 7 of the Plan.
(ae)“Option Period” has the meaning given to such term in Section 7(c)(i) of the Plan.
(af)“Other Cash-Based Award” means an Award that is granted under Section 10 of the Plan that is denominated and/or payable in cash.
(ag)“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit that is granted under Section 10 of the Plan and is (i) payable by delivery of Common Stock and/or (ii) measured by reference to the value of Common Stock.
(ah)“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.
(ai)“Performance Conditions” means specific levels of performance of the Company (and/or one or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis on and which may include, without limitation, the following measures: (i) net earnings, net income (before or after taxes), or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, or cash flow return on capital), which may be but are not required to be measured on a per share basis; (viii) actual or adjusted earnings before or after interest, taxes, depreciation, and/or amortization (including EBIT and EBITDA) and their related margins; (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer/client satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) enterprise value; (xviii) sales; (xix) total enrollment; (xx) new enrollment; (xxi) stockholder return; (xxii) customer/client retention; (xxiii) competitive market metrics; (xxiv) employee retention or satisfaction; (xxv) objective measures of personal targets, goals, or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations, or other corporate transactions or capital-raising transactions, expansions of specific business operations, and meeting divisional or project budgets); (xxvi) comparisons of continuing operations to other operations; (xxvii) market share; (xxviii) cost of capital, debt leverage, year-end cash position or book value; (xxix) strategic objectives; or (xxx) any combination of the foregoing. Any one or more of the aforementioned performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the performance of one or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company and/or one or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.
(aj)“Performance Period” means that period established by the Committee during which any Performance Conditions specified by the Committee with respect to such Award are to be measured.
(ak)“Performance Shares” means a grant of stock or stock Units the issuance, vesting or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.

A-4 Laureate Education, Inc.

(al)“Performance Units” means a grant of dollar-denominated Units the value, vesting or payment of which is contingent on performance against predetermined objectives over a specified Performance Period. Performance Units may include cash incentive awards granted in connection with the Company’s annual or long-term incentive program.
(am)“Permitted Transferee” has the meaning given to such term in Section 14(b)(ii) of the Plan.
(an)“Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(ao)“Plan” means this Laureate Education, Inc. 2026 Long-Term Incentive Plan, as it may be amended and/or restated from time to time.
(ap)“Prior Plan” means the Company’s Amended and Restated 2013 Long-Term Incentive Plan.
(aq)“Prior Plan Awards” means an equity award granted under the Prior Plan which remained outstanding as of the Effective Date.
(ar)“Qualifying Director” means a Person who is, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(as)“Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.
(at)“Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(au)“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities, or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(av)“SAR Period” has the meaning given to such term in Section 8(c)(i) of the Plan.
(aw)“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations, or guidance.
(ax)“Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(ay)“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(az)“Strike Price” has the meaning given to such term in Section 8(b) of the Plan.
(ba)“Sub-Plans” means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting or facilitating the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the jurisdiction of the United States of America, with each such Sub-Plan designed to comply with Applicable Law in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with Applicable Law, the Absolute Share Limit and the other limits specified in Section 5(b) of the Plan shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

2026 Proxy Statement A-5

(bb)“Subsidiary” means, with respect to any specified Person:
(i) any corporation, association, or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(bc)“Substitute Awards” has the meaning given to such term in Section 5(e) of the Plan.
(bd)“Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient for any reason (including death or Disability).
(be)“Unit” means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: stock units, Restricted Stock Units, Performance Units expressed in terms of cash or Common Stock equivalents, and Performance Shares that are expressed in terms of units of Common Stock.
3.Effective Date; Duration. This Plan was approved by the Board on February 10, 2026, subject to approval by the Company’s shareholders, and became effective upon the date of such shareholder approval on May 21, 2026 (the “Effective Date”). Following the Effective Date, no further awards shall be made under the Prior Plan. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.Administration.
(a)General. The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act, be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)Committee Authority. Subject to the provisions of the Plan and Applicable Law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash or shares of Common Stock, as applicable, other securities, other Awards, or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) adopt Sub-Plans; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

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(c)Delegation. Except to the extent prohibited by Applicable Law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated in accordance with Applicable Law, except for grants of Awards to Non-Employee Directors. Notwithstanding the foregoing in this Section 4(c), it is intended that any action under the Plan intended to qualify for an exemption provided by Rule 16b-3 promulgated under the Exchange Act related to Persons who are subject to Section 16 of the Exchange Act will be taken only by the Board or by a committee or subcommittee of two or more Qualifying Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as a Qualifying Director shall not invalidate any action that is otherwise valid under the Plan.
(d)Finality of Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)Indemnification. No member of the Board or the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions, or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by Applicable Law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of Applicable Law, under an individual indemnification agreement or contract, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
(f)Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to Applicable Law. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

2026 Proxy Statement A-7

5.Grant of Awards; Shares Subject to the Plan; Limitations.
(a)Grants. The Committee may, from time to time, grant Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and become exercisable (if applicable) in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, attainment of Performance Conditions.
(b)Share Reserve and Limits. Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than the sum of (A) 5,450,000 shares of Common Stock and (B) the total number of shares of Common Stock (if any) that remain available for awards under the Prior Plan as of the Effective Date (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) during a single fiscal year, each Non-Employee Director shall be granted a number of shares of Common Stock subject to Awards for service on the Board, taken together with any cash fees paid to such Non-Employee Director during such fiscal year for service on the Board, equal to (A) a total value of $750,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes) or (B) such lower amount as determined by the Board prior to the Date of Grant, either as part of the Company’s Non-Employee Director compensation program or as otherwise determined by the Board in the event of any change to such Non-Employee Director’s compensation program or for any particular period of service. To the extent the Board makes a determination pursuant to clause (iii)(B) above with respect to any year of service, such determination shall in no event be applicable to any subsequent year of service without a further determination by the Board in respect of any subsequent year of service.
(c)Share Counting. Other than with respect to Substitute Awards, to the extent that an Award granted under this Plan or the Prior Plan expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without issuance to the Participant of the full number of shares of Common Stock to which the Award related, the unissued shares of Common Stock will again be available for grant under the Plan; provided, however, that shares of Common Stock withheld in payment of the Exercise Price, or taxes relating to an Award, and shares equal to the number of shares surrendered in payment of any Exercise Price, or taxes relating to an Award, shall constitute shares issued to the Participant and shall not be available for Awards under the Plan.
(d)Source of Shares. Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares of Common Stock held in the treasury of the Company, shares of Common Stock purchased on the open market or by private purchase, or a combination of the foregoing.
(e)Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares of Common Stock under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.
6.Eligibility. Participation in the Plan shall be limited to Eligible Persons.
7.Options.
(a)General. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of a member of the Company Group, and no Incentive Stock Option shall be granted to any

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Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.
(c)Vesting and Expiration; Termination.
(i) Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee including, without limitation, satisfaction of Performance Conditions; provided, however, that notwithstanding any such vesting dates or events, the Committee may in its sole discretion accelerate the vesting of any Options at any time and for any reason. Options shall expire upon a date determined by the Committee, not to exceed ten years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Company may automatically exercise such Options in accordance with Company policy or, to the extent permitted under Applicable Law, the Option Period shall be automatically extended up to, but no more than, 30 days following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.
(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one year thereafter (but in no event beyond the expiration of the Option Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for 90 days thereafter (but in no event beyond the expiration of the Option Period).
(d)Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are statutorily required to be withheld in accordance with Section 14(d) of the Plan. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) or such other manner as may be set forth in an Award Agreement, in each case, in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent, and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles

2026 Proxy Statement A-9

(“GAAP”)); or (ii) by such other method as the Committee may permit in its sole discretion or as may be set forth in an Award Agreement, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price and any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are statutorily required to be withheld in accordance with Section 14(d) of the Plan.
(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any share of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such share of Common Stock before the later of (i) the date that is two years after the Date of Grant of the Incentive Stock Option, or (ii) the date that is one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any share of Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such share of Common Stock.
(f)Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other Applicable Law.
8.Stock Appreciation Rights.
(a)General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.
(b)Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.
(c)Vesting and Expiration; Termination.
(i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee including, without limitation, satisfaction of Performance Conditions; provided, however, that notwithstanding any such vesting dates or events, the Committee may, in its sole discretion, accelerate the vesting of any SAR at any time and for any reason. SARs shall expire upon a date determined by the Committee, not to exceed ten years from the Date of Grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

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(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for one year thereafter (but in no event beyond the expiration of the SAR Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for 90 days thereafter (but in no event beyond the expiration of the SAR Period).
(d)Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e)Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are statutorily required to be withheld in accordance with Section 14(d) of the Plan. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee.
9.Restricted Stock and Restricted Stock Units.
(a)General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)Stock Certificates and Book-Entry Notation; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9, Section 14(b) of the Plan and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.
(c)Vesting; Termination.
(i) Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee including, without limitation, satisfaction of Performance Conditions; provided, however, that notwithstanding any such dates or events, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Unit or the lapsing of any applicable Restricted Period at any time and for any reason.

2026 Proxy Statement A-11

(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock or Restricted Stock Units, as applicable, have vested, (A) all vesting with respect to such Participant’s Restricted Stock or Restricted Stock Units, as applicable, shall cease and (B) unvested shares of Restricted Stock and unvested Restricted Stock Units (including, if applicable, any accumulated dividends in accordance with Section 14(c)), as applicable, shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
(d)Issuance of Restricted Stock and Settlement of Restricted Stock Units.
(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration the Company shall issue to the Participant or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share).
(ii) Unless provided by the Committee in an Award Agreement or this Plan that the Award may be settled in cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common stock in respect of Restricted Stock Units, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to defer the issuance of shares of Common Stock beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If, pursuant to the terms of an Award Agreement or otherwise, a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units.
(e)Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book-entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE LAUREATE EDUCATION, INC. 2026 LONG-TERM INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN LAUREATE EDUCATION, INC. AND THE PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF LAUREATE EDUCATION, INC.
10.Performance Awards.
(a)General. The Committee may from time-to-time grant to Eligible Persons Awards in the form of Performance Shares and Performance Units. Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units, as that term is used in this Plan, shall refer to dollar-denominated Units valued by reference to designated criteria established by the Committee, other than Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units may include cash incentive awards granted in connection with the Company’s annual or long-term incentive programs. The

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applicable Award Agreement shall specify whether Performance Shares and Performance Units will be settled or paid in cash or shares of Common Stock or a combination.
(b)Performance Criteria. The Committee shall, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an Award of Performance Shares or Performance Units upon (A) the attainment of Performance Conditions during a Performance Period or (B) the attainment of Performance Conditions and the continued service of the Participant. The length of the Performance Period, the Performance Conditions to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Conditions have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance Conditions may include minimum, maximum and target levels of performance, with the size of the Award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained. An Award of Performance Shares or Performance Units shall be settled as and when the Award vests or at a later time specified in the Award Agreement or in accordance with an election of the Participant, if the Committee so permits, that meets the requirements of Section 409A of the Code.
11.Other Equity-Based Awards and Other Cash-Based Awards. The Committee may grant Other Equity-Based Awards and Other Cash-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine including, without limitation, satisfaction of Performance Conditions. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and each Other Cash-Based Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time. Each Other Equity-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section 14(c) of the Plan.
12.Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (other than Other Cash-Based Awards):
(a)General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations, or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan; and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or Strike Price with respect to any Award; (III) any applicable performance measures; or (IV) the right to receive dividends or dividend equivalents; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment under this Section 12 shall be conclusive and binding for all purposes.

2026 Proxy Statement A-13

(b)Adjustment Events. Without limiting the foregoing, and subject to any terms provided in an Award Agreement, in connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any one or more of the following:
(i) substitution or assumption of Awards (or awards of an acquiring company), acceleration of the exercisability of, lapse of restrictions on, or termination of Awards, or a period of time (which shall not be required to be more than ten days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event);
(ii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event) the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of Restricted Stock, Restricted Stock Units, or Other Equity-Based Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units, or Other Equity-Based Awards prior to cancellation, or the underlying shares in respect thereof; and
(iii) cancellation of any one or more outstanding Awards that are not vested as of such cancellation for no consideration in respect thereof.
13.Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).
(a)Other Requirements. Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
(b)Fractional Shares. Any adjustment provided under this Section 12 may provide for the elimination of any fractional share that might otherwise become subject to an Award.
(c)Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 12 shall be conclusive and binding for all purposes.

A-14 Laureate Education, Inc.

14.Amendments and Termination.
(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance, or termination shall be made without stockholder approval if: (i) such approval is required under Applicable Law; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12 of the Plan), or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance, or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) of the Plan without stockholder approval.
(b)Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 12, any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the canceled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
15.General.
(a)Award Agreements. Each Award (other than an Other Cash-Based Award) under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability, or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate, or a letter) evidencing the Award. Unless otherwise specified by the Committee, in its sole discretion, or otherwise provided in an Award Agreement, an Award shall not be effective unless the Award Agreement is signed or otherwise accepted by the Company and the Participant receiving the Award (including by electronic delivery and/or electronic signature).
(b)Nontransferability.
(i) Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by Applicable Law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

2026 Proxy Statement A-15

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any Person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C), and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii) The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan or in any applicable Award Agreement to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(c)Dividends and Dividend Equivalents.
(i) The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property (in each case, without interest), on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividend, dividend equivalent, or similar payment shall be payable in respect of an unvested Award until such Award becomes vested. The Committee’s rights under this Section 14(c)(i) shall not limit the Committee’s rights pursuant to Section 12(a).
(ii) Without limiting the foregoing, unless otherwise provided in the Award Agreement, any dividend otherwise payable in respect of any share of Restricted Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company, and remain subject to the same vesting conditions as the share of Restricted Stock to which the dividend relates and shall be delivered (without interest) to the Participant within 15 days following the date on which such restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate).

A-16 Laureate Education, Inc.

(iii) To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the date on which the Restricted Period lapses with respect to such Restricted Stock Units, and if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).
(d)Tax Withholding.
(i) A Participant shall be required to pay to the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment, and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.
(ii) Unless otherwise determined by the Committee, the Participant may satisfy all or any portion of the minimum income, employment, and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by: (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (B) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate Fair Market Value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).
(iii) The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow Participants to satisfy, in whole or in part, any additional income, employment, and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).
(e)Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.
(f)No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving

2026 Proxy Statement A-17

any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on, or after the Date of Grant.
(g)International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to permit or facilitate participation in the Plan by such Participants, conform such terms with the requirements of Applicable Law or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.
(h)Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary or beneficiaries, as applicable, who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.
(i)Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee in connection with or at any point following such event, neither a temporary absence from employment or service due to illness, vacation, or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.
(j)No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.
(k)Government and Other Regulations.
(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all Applicable Law. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop-transfer orders and

A-18 Laureate Education, Inc.

other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, and Applicable Law, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add, at any time, any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company, and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable, or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code: (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable), over (II) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award), with such amount being delivered to the Participant as soon as practicable following the cancellation of such Award (or portion thereof) or (B) in the case of Restricted Stock, Restricted Stock Units, or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units, or Other Equity-Based Awards, or the underlying shares in respect thereof.
(l)No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee (or its designee in accordance with Section 4(c) of the Plan) in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days after filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(m)Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(n)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

2026 Proxy Statement A-19

(o)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
(p)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(q)Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by Applicable Law.
(r)Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws’ provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.
(s)Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(t)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(u)Section 409A of the Code.
(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

A-20 Laureate Education, Inc.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) are accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.
(v)Fractional Shares. Notwithstanding other provisions of the Plan or any Award Agreements thereunder, the Company shall not be obligated to issue or deliver fractional shares of Common Stock pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration (in which case shares of Common Stock subject to an Award shall be rounded down to the nearest whole share).
(w)Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time, including, without limitation the Laureate Education, Inc. Incentive Compensation Clawback Policy; and (ii) Applicable Law. Further, unless otherwise determined by the Committee, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
(x)Detrimental Activity. Notwithstanding anything to the contrary contained herein, if a Participant has engaged in any Detrimental Activity, as determined by the Committee, the Committee may, in its sole discretion, provide for one or more of the following:
(i) cancellation of any or all of such Participant’s outstanding Awards; or
(ii) forfeiture by the Participant of any gain realized on the vesting or exercise of Awards, and repayment of any such gain promptly to the Company.
(y)Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile, or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

2026 Proxy Statement A-21

(z)Subsidiary Employees. In the case of a grant of an Award to an Eligible Person who provides services to any Subsidiary, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Eligible Person in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled after such issue or transfer of shares to the Subsidiary shall revert to the Company.
(aa)English Language. The Plan, each Award Agreement, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Committee. If a Participant receives an Award Agreement, a copy of the Plan or any other documents related to an Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.
(ab)Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

A-22 Laureate Education, Inc.

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V94154-P46744

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAUREATE EDUCATION, INC.

Voting Items:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. To elect nine (9) directors, each of whom shall hold office for a one year term until the 2027 Annual Meeting of Stockholders.	☐	☐	☐	____________________

Nominees:

01) Andrew B. Cohen
02) Julian Coulter
03) William J. Davis
04) Pedro del Corro
05) Aristides de Macedo
06) Barbara Mair
07) George Muñoz
08) Eilif Serck-Hanssen
09) Ian K. Snow

	For	Against	Abstain
2. To approve, by advisory vote, the compensation of the named executive officers.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as Laureate's independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐
4. To approve the Laureate Education, Inc. 2026 Long-Term Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote FOR the election of directors in proposal 1 and FOR proposals 2, 3 and 4.

NOTE: At their discretion, the Proxies are authorized to transact such other business as may properly come before the 2026 Annual Meeting and any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

V94155-P46744

LAUREATE EDUCATION, INC.
Annual Meeting of Stockholders
May 21, 2026 10:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby (1) acknowledges receipt of the Notice of 2026 Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report for the 2026 Annual Meeting of Stockholders of Laureate Education, Inc. to be held on Thursday, May 21, 2026, at 10:00 a.m., EDT, via live webcast at www.virtualshareholdermeeting.com/LAUR2026, and (2) hereby appoints Leslie S. Brush and Richard M. Buskirk, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election), all of the shares of Laureate Education, Inc.'s Common Stock, which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2026 Annual Meeting of Stockholders, and any adjournments thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2026 ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF.

Continued and to be marked, dated and signed, on the other side